Agreement and Plan of Merger

                                      among

                                  TechSys, Inc.

                                Newco TKSS, Inc.

                                       and

                            Fuel Cell Companies, Inc.







                                  April 5, 2001







================================================================================

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

                                      TABLE OF CONTENTS

Section                                                                                               Page
  No.                                                                                                  No.
  ---                                                                                                  ---

                                            ARTICLE I

                                           THE MERGER
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1.1      The Merger....................................................................................2
1.2      Certificate of Incorporation, Bylaws and Board of Directors...................................2
1.3      Effects of the Merger.........................................................................2
1.4      Manner of Conversion of Stock.................................................................2
1.5      Exchange of Certificates; Payment of Merger Consideration.....................................3
1.6      Tax Treatment.................................................................................4
1.7      Hart Scott Rodino.............................................................................4
1.8      Effective Time................................................................................5
1.9      Closing.......................................................................................5
1.10     Title; Risk of Loss...........................................................................5


                                           ARTICLE II

                                           DEFINITIONS

2.1      Definitions...................................................................................5
2.2      Other Definitional Provisions.................................................................10

                                           ARTICLE III

                           REPRESENTATIONS AND WARRANTIES OF PURCHASER

3.1      Organization and Power........................................................................10
3.2      Capitalization................................................................................11
3.3      Validity of Shares of TechSys Common Stock....................................................11
3.4      Authorization; Binding Effect; No Breach......................................................12
3.5      TechSys Reports; Financial Statements.........................................................12
3.6      Governmental Filings..........................................................................13
3.7      Assets of TechSys.............................................................................13
3.8      Absence of Certain Changes....................................................................13
3.9      Litigation....................................................................................13
3.10     Brokerage.....................................................................................14
3.11     Insurance.....................................................................................14
3.12     Tax Matters...................................................................................14
3.13     Contracts and Commitments.....................................................................16
3.14     Proprietary Rights............................................................................17
3.15     Employees.....................................................................................19
3.16     ERISA.........................................................................................19
3.17     Real Estate...................................................................................20
3.18     Compliance with Laws..........................................................................21
3.19     Product Warranty..............................................................................23
3.20     Powers of Attorney............................................................................23
3.21     Bank Accounts.................................................................................23
3.22     Cash, Cash Equivalents and Collectibles.......................................................23
3.23     Disclosure....................................................................................23

                                           ARTICLE IV

                          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

4.1      Organization and Power; The Company Shares....................................................23
4.2      Capitalization................................................................................24
4.3      Authorization; Binding Effect; No Breach......................................................25
4.4      Subsidiaries; Investments.....................................................................26
4.5      Financial Statements and Related Matters......................................................26
4.6      Absence of Undisclosed Liabilities............................................................27
4.7      Assets of the Company.........................................................................27
4.8      Absence of Certain Developments...............................................................28
4.9      Governmental Filings..........................................................................29
4.10     Tax Matters...................................................................................29
4.11     Contracts and Commitments.....................................................................31
4.12     Proprietary Rights............................................................................33
4.13     Litigation....................................................................................34
4.14     Brokerage.....................................................................................35
4.15     Insurance.....................................................................................35
4.16     Employees.....................................................................................35
4.17     ERISA.........................................................................................35
4.18     Real Estate...................................................................................36
4.19     Compliance with Laws..........................................................................38
4.20     Product Warranty..............................................................................39
4.21     Powers of Attorney............................................................................39
4.22     Bank Accounts.................................................................................39
4.23     Disclosure....................................................................................39

                                            ARTICLE V

                                            COVENANTS

5.1      Proxy Statement/Prospectus; Registration Statement............................................40
5.2      Access to Properties and Records; Confidentiality.............................................41
5.3      Board Representation..........................................................................42
5.4      Post-Merger Officers of TechSys...............................................................43
5.5      Modification of Certain Warrants..............................................................43
5.6      Grant of Certain Warrants.....................................................................43
5.7      Exclusivity...................................................................................43
5.8      Representations and Warranties of Certain Stockholders of the Company.........................44
5.9      Employment Agreements.........................................................................44
5.10     Business Office...............................................................................44
5.11     TechSys Options...............................................................................44
5.12     Company Stockholder Representation Letter.....................................................44
5.13     Division or Combination of TechSys Common Stock...............................................44
5.14     Cancellation of Company Derivative Securities.................................................44
5.15     Offer by the Company..........................................................................44
5.16     Increase in Authorized Shares of TechSys......................................................45
5.17     Conduct of Business of the Company............................................................45
5.18     Negative Covenants............................................................................45
5.19     No Solicitation...............................................................................47
5.20     Further Assurances............................................................................48
5.21     Disbursements by TechSys......................................................................48
5.22     Disbursements by the Company..................................................................49
5.23     Termination of Certain Relationships by the Company Prior to Closing..........................49
5.24     Feldhammer Capital Warrants...................................................................49
5.25     Limitation on Outstanding Shares of Capital Stock of the Company..............................49
5.26     Ownership of Subsidiaries of the Company......................................................49
5.27     Grant of Additional TechSys Options...........................................................49

                                           ARTICLE VI

                                           CONDITIONS

6.1      Conditions to Each Party's Obligations to Effect the Merger...................................50
6.2      Conditions to Obligations of the Company to Effect the Merger.................................50
6.3      Conditions to Obligations of TechSys to Effect the Merger.....................................52


                                           ARTICLE VII


                        [THIS ARTICLE HAS BEEN INTENTIONALLY LEFT BLANK]


                                          ARTICLE VIII

                                           TERMINATION

8.1      Events of Termination.........................................................................55
8.2      Effect of Termination.........................................................................56
8.3      Remedies of Termination After Expiration of Due Diligence Review Period.......................56



                                           ARTICLE IX

                                          MISCELLANEOUS

9.1      Rights and Remedies...........................................................................56
9.2      Waivers, Amendments to be in Writing..........................................................57
9.3      Successors and Assigns........................................................................57
9.4      Governing Law.................................................................................57
9.5      Jurisdiction..................................................................................57
9.6      Notices.......................................................................................57
9.7      Severability of Provisions....................................................................58
9.8      Schedules.....................................................................................58
9.9      Counterparts..................................................................................59
9.10     No Third-Party Beneficiaries..................................................................59
9.11     Headings......................................................................................59
9.12     Merger and Integration........................................................................59
9.13     Transaction Expenses..........................................................................59
9.14     Further Assurances............................................................................59
9.15     Announcements.................................................................................59
9.16     SEC...........................................................................................59


                                 LIST OF EXHIBITS AND SCHEDULES

                                            EXHIBITS

Exhibit                                                                                      Exhibit No.

Form of Warrant Certificate........................................................................ A
Form of Company Stockholders Representation Letter................................................. B
Form of Employment Agreement....................................................................... C
Form of Employment Agreement....................................................................... D
Form of Company Affiliate Letter................................................................... E
Form of Stockholders Agreement......................................................................F

                                            SCHEDULES

Schedule 1.2(a)(iii)       - Board of Directors of Surviving Company
Schedule 1.2(a)(iv)        - Officers of the Surviving Company
Schedule 1.4(c)(iv)        - Surviving Derivative Securities
Schedule 3.1(c)            - Directors, Officers, Certificate Of Incorporation and Bylaws of TechSys
Schedule 3.6               - Governmental Filings
Schedule 3.7               - Rights To Use Assets Used In The Business of TechSys
Schedule 3.9               - Litigation Involving The Purchasers
Schedule 3.11              - Insurance Policies of TechSys
Schedule 3.12              - Tax Matters of TechSys
Schedule 3.13(a)           - Contracts and Commitments of TechSys
Schedule 3.13(e)           - Affiliated Transactions
Schedule 3.14(a)           - Proprietary Rights of TechSys
Schedule 3.14(c)           - Required Consents to Assignment of Proprietary Rights
Schedule 3.15              - Employees of TechSys
Schedule 3.16              - ERISA - TechSys
Schedule 3.17(a)           - Ownership of Real Property of TechSys
Schedule 3.17(b)           - Leased Real Property of TechSys
Schedule 3.18(b)           - Compliance With Laws For TechSys
Schedule 3.19              - Product Warranty By TechSys
Schedule 3.20              - Powers of Attorney On Behalf of TechSys
Schedule 3.21              - TechSys Bank Accounts
Schedule 3.22              - Cash, Cash Equivalent and Collectibles
Schedule 4.1(a)            - Jurisdictions of the Company
Schedule 4.1(b)            - Directors, Officers, Certificate of Incorporation and Bylaws of the Company
Schedule 4.2(a)            - Capitalization
Schedule 4.2(b)            - Capitalization of Subsidiaries of the Company
Schedule 4.3               - Authorizations of the Company
Schedule 4.4               - Subsidiaries and Investments of the Company
Schedule 4.5               - Financial Statements
Schedule 4.6               - Additional Liabilities
Schedule 4.7               - Rights to Use Assets Used in the Business of the Company
Schedule 4.8               - Changes Since the Latest Company Balance Sheet
Schedule 4.9               - Governmental Filings
Schedule 4.10              - Matters of the Company
Schedule 4.11(a)           - Contracts and Commitments of the Company
Schedule 4.11(e)           - Affiliated Transactions
Schedule 4.12(a)           - Proprietary Rights of the Company
Schedule 4.12(c)           - Required Consents to Assignment of Proprietary Rights
Schedule 4.13              - Litigation
Schedule 4.14              - Brokerage
Schedule 4.15              - Insurance Policies of the Company
Schedule 4.16              - Employees of the Company
Schedule 4.17              - ERISA - the Company
Schedule 4.18(a)           - Ownership of Real Property of the Company
Schedule 4.18(b)           - Leased Real Property of the Company
Schedule 4.19(b)           - Compliance With Laws for the Company
Schedule 4.20              - Product Warranty by the Company
Schedule 4.21              - Powers of Attorney on Behalf of the Company
Schedule 4.22              - The Company Bank Accounts
Schedule 5.4(b)            - Eligible Key Employees of the Company
Schedule 5.6               - Grant of Certain Warrants
Schedule 5.8               - Certain Stockholders of the Company
Schedule 5.11              - Allocation of TechSys Options to Certain Key Employees of TechSys
Schedule 5.12              - Certain Stockholders of the Company
Schedule 5.15              - Offer by the Company
Schedule 5.27              - Additional TechSys Options
Schedule 6.2(m)            - Resignations of Certain Directors and Officers of TechSys
Schedule 6.3(q)            - Resignations of Certain Directors and Officers of the Company

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



                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER made as of April 5, 2001 (the "Agreement"), by and among TechSys, Inc., a New Jersey corporation having its principal office at 44 Aspen Drive, Livingston, New Jersey 07039 ("TechSys"), Newco TKSS, Inc., a New Jersey corporation wholly-owned by TechSys having its principal office at 44 Aspen Drive, Livingston, New Jersey 07039 ("Newco," and together with TechSys, the "Purchasers") and Fuel Cell Companies, Inc., a Nevada corporation having its principal office at 276 Belmont Place, Mahwah, New Jersey 07430 (the "Company," and together with the Purchasers, the "Parties").

                  WHEREAS, TechSys owns 100 shares of common stock, without par value, of Newco (the "Newco Common Stock"), which TechSys represents constitute all of the issued and outstanding capital stock of Newco;

                  WHEREAS,  this  Agreement  contemplates a transaction in which
(i) Newco will merge with and into the Company (the "Merger") pursuant to this Agreement and the Plan of Merger (as defined in Section 1.1) and the applicable provisions of the laws of the State of New Jersey and the State of Nevada, (ii) TechSys will issue the Merger Consideration (as defined in Section 1.4(c)(i)) in accordance with Section 1.4, and (iii) TechSys shall own such number of shares of the Capital Stock of the Company (as defined herein), which shall constitute all of the outstanding Capital Stock of the Company, as provided in Section 1.4;

                  WHEREAS, the Boards of Directors of each of TechSys, Newco and the Company have duly approved this Agreement and the transactions contemplated hereby, including, without limitation, the Merger;

                  WHEREAS, prior to Closing (as defined herein), each of TechSys, Newco and the Company shall obtain the approval of their respective stockholders for the transactions contemplated by this Agreement;

                  WHEREAS, capitalized terms used in this Agreement but not defined upon their first usage are defined in Section 2.1.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger. At the Effective Time (as defined in Section 1.2), Newco will be merged with and into the Company pursuant to this Agreement and the Plan of Merger (the "Plan of Merger") to be filed in the Office of the Treasurer of the State of New Jersey and in the Office of the Secretary of State of the State of Nevada, and the separate existence of Newco shall cease. The Company shall be the surviving corporation in the Merger and shall become a wholly-owned Subsidiary of TechSys.

         1.2 Certificate of Incorporation, Bylaws and Board of Directors.

                 (a) At the Effective Time:

                           (i) the  articles  of  incorporation  of the  Company
shall be the articles of incorporation of the Surviving Company, except that the articles of incorporation of the Surviving Company shall be amended to change the name of the Surviving Company to Fuel Cell Cos., Inc. or such other name upon which TechSys and the Company shall agree;

                           (ii) the  bylaws  of the  Company,  as in  force  and
effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Company;

                           (iii) the board of directors of the Surviving Company
serving after the Merger shall be those persons listed as directors on Schedule 1.2(a)(iii);

                           (iv) the officers of the  Surviving  Company  serving
after the Merger and the positions held by each of them shall be as set forth on
Schedule 1.2(a)(iv).

                  (b) At the Effective Time, or as soon as practicable thereafter, TechSys shall file with the Department of Treasury of the State of New Jersey an amendment to its Certificate of Incorporation changing its name to Fuel Cell Companies, Inc., or such other name as the Parties may agree.

         1.3 Effects of the Merger. The Merger shall have the effects provided therefor by Chapter 10 of the New Jersey Business Corporation Act and Section 92A of the Nevada Revised Statutes.

         1.4 Manner of Conversion of Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any of TechSys, Newco, or the Company, or any stockholder thereof, the shares of capital stock of the Parties shall be converted as follows:

                  (a) Capital Stock of Newco. Each share of capital stock of Newco issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock of the Surviving Company.

                  (b) Cancellation of Capital Stock of the Company. Each share of Capital Stock of the Company that is owned directly or indirectly by the Company and each share of Capital Stock of the Company issued and held in the Company's treasury shall be canceled and retired and shall cease to exist and no capital stock of TechSys, cash or other consideration shall be paid or delivered in exchange therefor.

                  (c) Issuance of Merger Consideration.

                           (i) Each share of the  Capital  Stock of the  Company
issued and outstanding immediately prior to the Effective Time, excluding any treasury shares and shares to be canceled pursuant to this Agreement (collectively, the "Company Shares"), shall be converted at the Effective Time into the right to receive 0.319746 shares (the "Exchange Ratio") of TechSys Common Stock (the "Merger Consideration"); provided, that, immediately upon the consummation of the Merger, TechSys shall effect a 1.56531 for 1 share division of the TechSys Common Stock or a similarly proportioned stock dividend, in accordance with Section 14A:7-15.1 of the New Jersey Business Corporations Act.

                           (ii) Lazar  shall  receive  such  number of shares of
TechSys Common Stock, if any, as agreed upon by the Company and Lazar, which in no event shall exceed an aggregate of 819,000 shares.

                           (iii)  Fractional  Shares.  No fraction of a share of
TechSys Common Stock will be issued in connection with the Merger. Calculations of the number of shares to be received by a shareholder of the Company which result in a fractional share equal to 0.5 or more of a share will be rounded up to the nearest whole share of TechSys Common Stock and such calculations which result in a fractional share equal to 0.49 or less of a share will be rounded down to the nearest whole share of TechSys Common Stock.

                           (iv) Company  Options and Warrants.  At the Effective
Time, other than such warrants set forth on Schedule 1.4(c)(iv), all options or warrants exercisable for or convertible into shares of Capital Stock of the Company granted by the Company prior to the date hereof which are outstanding and unexercised immediately prior to the Effective Time ("Company Derivative Securities") shall terminate;

         1.5 Exchange of Certificates; Payment of Merger Consideration.

                  (a) Certificate Delivery Requirements. Immediately after the Effective Time, the Company shall submit a form of Letter of Transmittal to each stockholder of the Company, pursuant to which each such stockholder of the Company may surrender to TechSys the certificates that represent the Company Shares held by such stockholder (the "Certificates"), accompanied by blank stock powers duly executed by such stockholder of the Company, against delivery of the portion of the Merger Consideration that is deliverable to such stockholder of the Company. Each share of the Capital Stock of the Company shall entitle the holder thereof to receive its share of the Merger Consideration in accordance with a schedule of the Company's stockholders to be delivered by the Company to TechSys immediately after the Closing. Until so surrendered, each Certificate shall be deemed for all purposes, to evidence only the right to receive the Merger Consideration in accordance with Section 1.4(c)(i), and from and after the Effective Time, the stockholders of the Company shall each cease to have any rights as a stockholder of the Company, except for the right to surrender Certificates in exchange for payment of the Merger Consideration.

                  (b) Exchange Procedures. Upon surrender by each stockholder of the Company of its Certificate(s), TechSys shall deliver to each such stockholder a certificate representing the number of whole shares of TechSys Common Stock to which such stockholder is entitled pursuant to Section 1.4, and the Certificate(s) so surrendered shall be canceled immediately.

                  (c) No Further Transfers of Capital Stock of the Company. As of the Effective Time, the stock transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers on the stock transfer books of the Surviving Company of the shares of the Company which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Company for any reason, they shall be canceled and exchanged as provided in Section 1.5(a).

                  (d) Lost, Stolen or Destroyed Certificates. If any Certificates evidencing Shares shall have been lost, stolen or destroyed, then TechSys shall cause payment to be made in exchange for such lost, stolen or destroyed certificates, upon the delivery to TechSys of an affidavit of that fact by the holder thereof; provided, however, that TechSys may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver an indemnification agreement, without a bond but secured by any shares of TechSys Common Stock issuable to such holder, having such terms as it may reasonably direct as indemnity against any claim that may be made against TechSys with respect to the certificates alleged to have been so lost, stolen or destroyed.

         1.6 Tax Treatment. The Parties intend that the Merger qualify as a tax-free reorganization within the meaning of Section 368 (a)(1)(A) of the Code, in accordance with Section 368(a)(2)(E) of the Code. Each Party agrees that it will use all commercially reasonable efforts to assure that the Merger shall so qualify, and TechSys and the Company each hereby agree that subsequent to the Closing, neither it nor the Surviving Company will take any action, or take any position in a Tax Return, that may reasonably be expected to result in the failure of the Merger to so qualify.

         1.7 Hart Scott Rodino. Each Party shall provide to the other Parties such information as may be reasonably necessary for TechSys and the Company to determine whether pre-merger notification of the Merger must be filed with the Federal Trade Commission (the "FTC") pursuant to the Hart Scott Rodino Act ("Pre-Merger Notification"). In the event that counsel to TechSys determines that Pre-Merger Notification must be filed with the FTC, each of the Parties hereto shall provide such information as may be reasonably necessary to complete and file the Pre-Merger Notification, and each of TechSys and the Company, respectively, shall file such Pre-Merger Notification on a timely basis.

         1.8 Effective Time. As soon as practicable following fulfillment or waiver of the conditions specified in Article VI and the consummation of the Closing, and provided that this Agreement has not been terminated pursuant to
Article VIII, TechSys and the Company shall file the Certificate of Merger with the Department of Treasury of the State of New Jersey and with the Secretary of State of the State of Nevada. The effective date and time of the Certificate of Merger with the Department of Treasury of the State of New Jersey and with the Secretary of State of the State of Nevada, or, if not simultaneous, the later thereof, is referred to herein as, the "Effective Time."

         1.9 Closing. The closing shall take place at the offices of Pitney, Hardin, Kipp & Szuch, LLP, 200 Campus Drive, Florham Park, New Jersey commencing at 10:00 a.m. local time (the "Closing"), or at such other time and place as the Parties may agree, as soon as practicable after the later of (i) the day of (and immediately following) the receipt of approval of the Merger by the stockholders of TechSys and the stockholders of the Company, and (ii) the day on which the last of the conditions set forth in Article VI is satisfied or duly waived. The date and time of the Closing are herein referred to as the "Closing Date."

         1.10 Title; Risk of Loss. Legal title and risk of loss with respect to the Company Shares and the business of the Company shall not pass to TechSys until the Effective Time.


                                   ARTICLE II

                                   DEFINITIONS

         2.1 Definitions. For purposes hereof, the following terms, when used herein with initial capital letters, shall have the respective meanings set forth herein:

                  "Affiliate" of any Person means any other Person controlling, controlled by or under common control with such Person.

                  "Agreement" means this Agreement and Plan of Merger, including all Exhibits and Schedules hereto, as it may be amended from time to time in accordance with its terms.

                  "Assets of the Company" mean the assets of the Company and its Subsidiaries shown on the Latest Company Balance Sheet or acquired by the Company or any Subsidiary of the Company after the date of the Latest Company Balance Sheet, less any assets disposed of by the Company or such Subsidiary in the ordinary course of business after the date of the Latest Company Balance Sheet.

                  "Assets of TechSys" mean the assets of TechSys and its Subsidiaries shown on the Latest TechSys Balance Sheet or acquired by TechSys or any Subsidiary of TechSys after the date of the Latest TechSys Balance Sheet, less any assets disposed of by TechSys or such Subsidiary in the ordinary course of business after the date of the Latest TechSys Balance Sheet.

                  "Books and Records" means all lists, records and other information pertaining to assets, accounts, personnel and referral sources of the Company, all lists and records pertaining to suppliers, customers licensees and licensors of the Company, and all other books, ledgers, files and business records of every kind relating or pertaining to the Business, in each case whether evidenced in writing, electronically (including by computer) or otherwise.

                  "Business of the Company" means the Company's business of acquiring and developing technology and products involved in the delivery of energy, with particular emphasis on fuel cells, for a variety of applications.

                  "Capital  Stock of the  Company"  has the meaning set forth in
Section 4.2.

                  "Closing" has the meaning set forth in Section 1.9.

                  "Closing Date" has the meaning set forth in Section 1.9.

                  "Code" means the United States Internal Revenue Code of 1986, as amended.

                  "Company   Shares"  has  the  meaning  set  forth  in  Section
1.4(c)(i).

                  "Due Diligence Review Period" means the period beginning on the date of this Agreement and ending on the 35th calendar day following such date; provided, that, the Due Diligence Review Period for TechSys shall end on the later of: (i) the 35th calendar day following the date of this Agreement; and (ii) the 10th calendar day following the receipt by TechSys of the Audited Financial Statements of the Company (as defined in Section 4.5).

                  "Environmental and Safety Requirements" means all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control, or cleanup of any Hazardous Substance.

                  "Environmental Lien" means any Lien, whether recorded or unrecorded, in favor of any Government Entity relating to any liability arising under any Environmental and Safety Requirement.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "GAAP" means, at a given time, United States generally accepted accounting principles, consistently applied.

                  "Government Entity" means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

                  "Hazardous Substance" means any hazardous, toxic, radioactive or chemical materials, mixtures, substances or wastes; and (whether or not included in the foregoing), any pesticides, pollutants, contaminants, petroleum products or by-products, asbestos, polychlorinated biphenyls (or PCBs), noise or radiation.

                  "Indebtedness" of any Person means, without duplication: (a) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business) and any commitment by which such Person assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit; (b) indebtedness guaranteed in any manner by such Person, including a guarantee in the form of an agreement to repurchase or reimburse; (c) obligations under capitalized leases in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person assures a creditor against loss; (d) any unsatisfied obligation of such Person for "withdrawal liability" to a "multiemployer plan," as such terms are defined under ERISA; and (e) any unfunded liability due to any Person under any Plan.

                  "Investment" means, with respect to any Person, any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or other ownership or beneficial interest (including partnership interests and joint venture interests) of any other Person, and any capital contribution by such Person to any other Person.

                  "Knowledge" or "to the Knowledge of" means, with respect to a Person, (a) the actual knowledge of such Person (which includes the actual knowledge of all executive officers, directors and executive employees of such Person) and (b) the knowledge which a prudent business person would have obtained in the conduct of business after making reasonable inquiry and reasonable diligence with respect to the particular matter in question.

                  "Legal Requirement" means any requirement arising under any law, statute, ordinance, treaty, rule or regulation, determination, direction or action of an arbitrator, or determination, directive or order of any Government Entity, including any Environmental and Safety Requirement.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, easement, restriction on use, restriction on transfer, charge, or other lien; provided, however, with respect to any Asset that is not owned, "Lien" means any mortgage, pledge, security interest, encumbrance, easement, lease, restriction on use, restriction on transfer, charge, or other lien on the right of the Company to use or have possession thereof.

                  "Loss" means, with respect to any Person, any diminution in value, consequential or other damage, liability, demand, claim, action, cause of action, cost, damage, deficiency, Tax, penalty, fine or other loss or expense, whether or not arising out of a third party claim, including all interest, penalties, reasonable attorneys' fees and expenses and all amounts paid or incurred in connection with any action, demand, proceeding, investigation or claim by any third party (including any Government Entity) against or affecting such Person or which, if determined adversely to such Person, would give rise to, evidence the existence of, or relate to, any other Loss, and the investigation, defense or settlement of any of the foregoing, together with any interest that may accrue thereon.

                  "Officer's Certificate" of any Person means a certificate signed by such Person's president or chief financial officer (or an individual having comparable responsibilities with respect to such Person) stating that (a) the individual signing such certificate has made or has caused to be made such investigations as are necessary in order to permit such individual to verify the accuracy of the information set forth in such certificate and (b) to the Knowledge of such individual, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the fact stated therein not misleading.

                  "Permitted Lien" means, as to the Company Shares, the TechSys Shares (as defined herein), and, as to other Assets of the Company, and Assets of TechSys, (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent, and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens could not reasonably be expected to materially adversely affect the Business of the Company or the business of TechSys, as the case may be.

                  "Person" means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Plans" means all Employee Pension Plans, Employee Welfare Plans, Other Plans and Multiemployer Plans to which the Company contributes or is a party.

                  "Proprietary Rights" means all of the following owned by, issued to or licensed to the Company: (a) all inventions (whether or not patentable or reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; (c) all copyrightable works (including software developed by the Company for use in the Business), all copyrights, and all applications, registrations, and renewals in connection therewith; (d) all mask works and all applications, registrations, and renewals in connection therewith; (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals);
(f) the Software; (g) all other proprietary rights; and (h) all copies and tangible embodiments thereof (in whatever form or medium).

                  "Release"   means  a  release  or  discharge  of   substances,
including hazardous substances, as set forth in CERCLA.

                  "SEC"  means  the  United  States   Securities   and  Exchange
Commission.

                  "Securities Act" means the Securities of Act 1933, as amended.

                  "Software" means all computer programs, software, data bases, source codes, magnetic tape, diskettes and punchcards used by or useful to the Company in the conduct of the Business as currently conducted and presently proposed to be conducted.

                  "Subsidiary" of any Person means any corporation, partnership, association or other business entity which such Person, directly or indirectly, controls or in which such Person has a majority ownership interest. For purposes of this definition, (i) a Person is deemed to have a majority ownership interest in a partnership, association or other business entity if such Person is allocated a majority of the gains or losses of such entity or is or controls the managing director or general partner of such entity, and (ii) neither Technology Keiretsu, L.L.C. , a New Jersey limited liability company, nor SupportScape Inc., a New York corporation, shall be deemed to be a Subsidiary of TechSys.

                  "Surviving Company" means the Company after the Effective Time of the Merger.

                  "Taxes" means any federal, state, county, local or foreign taxes, charges, fees, levies, other assessments or withholding taxes or charges imposed by any governmental entity and includes any interest and penalties (civil or criminal) on or additions to any such taxes.

                  "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof.

                  "Transaction Documents" means this Agreement, and all other agreements, instruments, certificates and other documents to be entered into or delivered by any Party in connection with the Merger.

                  "Treasury   Regulations"  means  the  United  States  Treasury
Regulations promulgated pursuant to the Code.

         2.2 Other Definitional Provisions.

                  (a) Accounting Terms. Accounting terms which are not defined herein have the meanings given to them under GAAP. To the extent that the definition of an accounting term set forth in this Agreement is inconsistent with the meaning of such term under GAAP, the definition in this Agreement will control. To the extent that financial statements were prepared in accordance with GAAP, no change in accounting principles shall be made from those utilized in preparing such financial statements (without regard to materiality) including with respect to the nature of accounts, level of reserves or level of accruals. For purposes of the preceding sentence, "changes in accounting principles" includes all changes in accounting principles, policies, practices, procedures or methodologies with respect to financial statements, their classification or their display, as well as all changes in practices, methods, conventions or assumptions (unless required by objective changes in underlying events) utilized in making accounting estimates.

                  (b) "Hereof," etc. The terms "hereof," "herein" and "hereunder" and terms of similar import are references to this Agreement, including all exhibits and Schedules hereto, as a whole and not to any particular provision of this Agreement. Section, clause, Schedule and exhibit references contained in this Agreement are references to Sections, clauses, Schedules and exhibits in or to this Agreement, unless otherwise specified.

                  (c) "Including". The term "including" means including, without limitation.

                  (d) Successor Laws. Any reference to any particular Code section or any other law or regulation will be interpreted to include any revision of or successor to that section regardless of how it is numbered, classified, or codified.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS

         As a material inducement to the Company to enter into this Agreement, TechSys hereby represents and warrants to the Company that:

         3.1 Organization and Power

                  (a) TechSys is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. TechSys has the requisite corporate power and authority and all licenses, permits and authorizations necessary to enter into, deliver and carry out its obligations pursuant to the Transaction Documents to which it is a party.

                  (b) Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Newco has the requisite corporate power and authority and all licenses, permits and authorizations necessary to enter into, deliver and carry out its obligations pursuant to the Transaction Documents to which it is a party. Newco was formed by TechSys for the sole purpose of entering into the transactions contemplated by the Transaction Documents, and except for the rights and obligations created by this Agreement, Newco has no assets, liabilities or operations of any nature. Newco has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.

                  (c) Schedule 3.1(c) lists the directors and officers of TechSys. TechSys represents and warrants that TechSys has delivered correct and complete copies of the articles of incorporation and bylaws of TechSys, including all amendments thereto, to the Company prior to the date of this Agreement. The minute books and stock transfer ledgers of TechSys, which TechSys represents and warrants will be made available to the Company prior to Closing, contain a true and complete record of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the board of directors and the committees of the board of directors and all transfers in the capital stock of TechSys.

         3.2 Capitalization.

                  (a) The authorized capital stock of TechSys consists of 20,000,000 shares of Common Stock, without par value (the "TechSys Common Stock") and 5,000,000 shares of preferred stock (the "TechSys Preferred Stock"). As of March 22, 2001, there were 3,923,544 shares of TechSys Common Stock outstanding and no shares of TechSys Preferred Stock outstanding. As of March 22, 2001, a total of 7,068,600 shares of TechSys Common Stock were reserved for issuance pursuant to outstanding securities that are convertible into or exchangeable for shares of TechSys Common Stock, including: 1,066,100 shares issuable upon the exercise of options held by employees of TechSys; 310,000 shares issuable upon the exercise of options held by directors of TechSys; 1,350,000 shares issuable upon the exercise of options held by certain executives of TechSys, to be modified in accordance with Section 5.5 hereof; 75,000 shares issuable upon the exercise of options held by former directors and employees of TechSys; 467,500 shares issuable upon the exercise of other warrants; and shares issuable upon the exercise of options held by Lazar, to be canceled at the Effective Time and 100,000 shares issuable upon the exercise of options to be issued to Lazar at the Effective Time, in accordance with an agreement executed by Lazar and TechSys on or before the Effective Time; provided, that, TechSys and the Company have not otherwise determined that all agreements between Lazar and TechSys and Lazar and the Company, respectively, are not effective. Except for interests pursuant to which shares have been reserved for issuance as set forth in the preceding sentence or pursuant to this Agreement, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require TechSys to issue, sell or otherwise cause to become outstanding any of its capital stock or equity interests or other instruments convertible into such interests.

                  (b) The authorized capital stock of Newco consists of 2,500 shares of common stock, without par value, of which 100 shares are issued and outstanding. All of such issued and outstanding shares are owned by TechSys.

         3.3 Validity of Shares of TechSys Common Stock. The shares of common stock of TechSys to be issued in connection with the Merger (the "TechSys Shares") have been duly authorized and will, when issued in accordance with the terms hereof, be validly issued, fully paid and non-assessable, and free and clear of any pre-emptive rights of the stockholders of TechSys.

         3.4 Authorization; Binding Effect; No Breach.

                  (a) The execution, delivery and performance by TechSys of each Transaction Document to which it is a party has been duly authorized by TechSys. Each Transaction Document to which TechSys is a party constitutes a valid and binding obligation of TechSys which is enforceable against TechSys in accordance with its terms. The execution, delivery and performance by TechSys of the Transaction Documents to which it is a party do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in a violation of, or (iv) require any authorization, consent, approval, exemption or other action by or declaration or notice to any Government Entity pursuant to, the charter or bylaws of TechSys or any agreement, instrument, or other document, or any Legal Requirement, to which TechSys or any of its assets is subject.

                  (b) The execution, delivery and performance by Newco of each Transaction Document to which it is a party has been duly authorized by Newco. Each Transaction Document to which Newco is a party constitutes a valid and binding obligation of Newco which is enforceable against Newco in accordance with its terms. The execution, delivery and performance by Newco of the Transaction Documents to which it is a party do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in a violation of, or (iv) require any authorization, consent, approval, exemption or other action by or declaration or notice to any Government Entity pursuant to, the charter or bylaws of Newco or any agreement, instrument, or other document, or any Legal Requirement, to which Newco or any of its assets is subject.

         3.5 TechSys Reports; Financial Statements. TechSys has filed with the SEC each registration statement, report, proxy statement or information statement required to be filed by it since January 1, 2000 through the date hereof, including (i) TechSys' Annual Report on Form 10-KSB for the years ended December 31, 1999 and 2000 (the "Form 10-KSBs"), and (ii) TechSys' Quarterly Reports on Form 10-QSB for the calendar quarters ended March 31, 2000, June 30, 2000 and September 30, 2000 (collectively, the "TechSys Reports"), copies of which have been made available to the Company.

                  (a) As of their respective dates, the TechSys Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

                  (b) As of their respective dates, the consolidated financial statements included in the Form 10-KSBs complied as to form in all material respects with then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Each of the consolidated balance sheets included in or incorporated by reference into the Form 10-KSBs (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of TechSys and its subsidiaries as of its date and each of the consolidated statements of income and of changes in cash flows included in or incorporated by reference into the Form 10-KSBs (including any related notes and schedules) fairly presents in all material respects the results of operations and changes in cash flows, as the case may be, of TechSys for the periods set forth therein, in each case in accordance with GAAP, except as may be noted therein.

         3.6 Governmental Filings. Except as set forth on Schedule 3.6, other than the filing of the Merger Certificate with the State of New Jersey and the State of Nevada, respectively, the filing with the SEC of the preliminary Proxy Statement/Prospectus and the Registration Statement (and any amendments thereto), respectively, the filing with the SEC of a Current Report on Form 8-K (and any amendments thereto) subsequent to the Effective Time and the Pre-Merger Notification, if applicable, no notices, reports or other filings are required to be made by TechSys with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by TechSys from, any Government Entity in connection with the execution and delivery of this Agreement by TechSys and the consummation of the transactions contemplated by the Transaction Documents.

         3.7 Assets of TechSys.

                  (a) The Assets of TechSys (which, for purposes of this Section, 3.7, includes the assets of each Subsidiary of TechSys) and other assets reflected in the Books and Records of TechSys constitute all of the assets and rights which are used or useful in the business of TechSys as currently conducted and presently proposed to be conducted;

                  (b) TechSys has good and marketable title to, or a valid leasehold interest in or other rights to use (which other rights to use are described on the attached Schedule 3.7), all properties and assets used by TechSys in its business, located on its premises, shown on the Latest TechSys Balance Sheet or acquired by TechSys since the date of the Latest TechSys Balance Sheet, in each case free and clear of all Liens, other than Permitted Liens, and other than (i) properties and assets disposed of in the ordinary course of business and consistent with TechSys' past practice by TechSys since the date of the Latest TechSys Balance Sheet (which disposals do not exceed $25,000 in the aggregate) and (ii) Liens disclosed on the Latest TechSys Balance Sheet (including any notes thereto); and

                  (c) TechSys' equipment and other tangible assets are in good operating condition (subject to normal wear and tear) and fit for use in the ordinary course of business of TechSys and consistent with its past practice.

         3.8 Absence of Certain Changes. Except as disclosed in the TechSys Reports filed prior to the date hereof, since December 31, 2000, TechSys and its subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than in, the ordinary and usual course of such businesses and there has not been any material adverse change in the financial condition, business, prospects or results of operations of TechSys and its subsidiaries from December 31, 2000 through the date of this Agreement.

         3.9  Litigation.  Except as set  forth on  Schedule  3.9,  there are no civil, criminal or administrative actions, suits, claims, hearing, investigations, arbitrations, or proceedings pending or, to the Knowledge of Purchasers, threatened against Purchasers preventing, or which, if determined adversely to Purchasers would prevent TechSys or Newco from consummating the transactions contemplated by the Transaction Documents.

         3.10 Brokerage. There is no claim for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by the Transaction Documents which is binding upon TechSys or any of its Subsidiaries.

         3.11 Insurance. The attached Schedule 3.11 contains a description of each insurance policy maintained by TechSys or its Subsidiaries with respect to TechSys, its Subsidiaries, its properties, assets or business, and each such policy is in full force and effect. TechSys is not in default of any obligation pursuant to any insurance policy described on Schedule 3.11.

         3.12 Tax Matters. Except as set forth in the attached Schedule 3.12:

                  (a) TechSys and each Subsidiary of TechSys has timely filed all Tax Returns that it was required to file.

                  (b) All such Tax Returns were and are true, correct and complete in all respects.

                  (c) All Taxes owed by TechSys and each Subsidiary (whether or not shown on any Tax Return for all time periods through the Closing Date) have been paid. The amount of liability for unpaid Taxes for all time periods ending on or before the Closing Date will not exceed the amount of current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals are reflected on the most recent TechSys balance sheet.

                  (d) No information related to Tax matters has been requested by any Taxing authority and there are no ongoing examinations or claims against TechSys or any Subsidiary for Taxes, and no notice of any audit, examination, or claim for Taxes, whether pending or threatened, has been received.

                  (e)  TechSys  and  each  Subsidiary   currently  are  not  the
beneficiary of any extension of time within which to file any Tax Return, except with respect to such Tax Returns due in 2001;

                  (f) No claim has ever been made by an authority in a jurisdiction where TechSys or a Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. TechSys and each Subsidiary is not required to file Tax Returns in any jurisdiction in which it is not currently filing Tax Returns.

                  (g) There are (and as of immediately following the Closing Date there will be) no Liens other than Permitted Liens on any of the Assets of TechSys or a Subsidiary that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (h) TechSys and each Subsidiary has withheld and paid over to the proper governmental entities all Taxes required to have been withheld and paid over in all matters, including in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (i) To the Knowledge of any director or officer of TechSys, there is no basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the Assets of TechSys or otherwise have an adverse effect on TechSys or any of its Subsidiaries or their respective businesses.

                  (j) There are no unresolved disputes or claims concerning the Tax liability of TechSys or each Subsidiary.

                  (k) TechSys and each Subsidiary have been, and are currently not, subject to a Tax audit.

                  (l) TechSys and each Subsidiary have never waived or extended any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency as to which the period of extension has not elapsed.

                  (m) TechSys has not filed any consent agreement under Section 341(f) of the Code concerning collapsible corporations.

                  (n) TechSys has never made any payments, is not obligated to make any payments, and is not a party to any agreement that could obligate it to make any payments that will not be deductible under Sections 280(G) and 404 of the Code.

                  (o) TechSys has never been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

                  (p) TechSys has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of Federal Income Tax within the meaning of Section 6662 of the Code.

                  (q) TechSys and each Subsidiary are not a party to any Tax allocation, Tax indemnity or Tax sharing agreement. TechSys (A) has never been a member of an Affiliated Group filing a consolidated federal income Tax Return and (B) has no liability for the Taxes of any Person (other than any of TechSys) under Treas. Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (r) TechSys has a taxable year ended on December 31 of each year.

                  (s)  TechSys   currently   utilizes  the  accrual   method  of
accounting for income Tax purposes and such method of accounting has not changed.

                  (t) There are no tax rulings, requests for rulings, closing agreements or changes of accounting method relating to TechSys or any of its Subsidiaries that could affect their liability for Taxes for any period after the Closing Date.

                  (u) No property of TechSys is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                  (v)  TechSys  is not a party to any  lease  made  pursuant  to
Section 168(f) of the Code.

                  (w) TechSys will not be required to include in a taxable period ending after the date of the Closing income attributable to a prior taxable period that was not recognized in that prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state or local or foreign tax law.

         3.13 Contracts and Commitments.

                  (a) Contracts. Schedule 3.13(a) sets forth a complete list of all agreements to which TechSys is a party and all agreements to which any Subsidiary is a party (the "TechSys Contracts"). All references to TechSys in this Section 3.13 refer to both TechSys and to each Subsidiary of TechSys. Other than this Agreement and the agreements described on the attached Schedule 3.13(a), neither TechSys nor any Subsidiary of TechSys is a party to any written or oral:

                           (i) pension,  profit sharing, stock option,  employee
stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit, welfare or stock plan or arrangement which is not described on Schedule 3.13(a), or any contract with any labor union, or any severance agreement;

                           (ii) contract for the  employment or engagement as an
independent contractor of any Person on a full-time, part-time, consulting or other basis;

                           (iii) contract pursuant to which TechSys has advanced
or loaned funds, or agreed to advance or loan funds, to any other Person;

                           (iv)   contract   or   indenture   relating   to  any
Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any of the TechSys Shares or any of the Assets of TechSys;

                           (v) contract  pursuant to which TechSys is the lessee
of,  or holds or  operates,  any real or  personal  property  owned by any other
Person;

                           (vi) contract pursuant to which TechSys is the lessor
of, or permits any third party to hold or operate, any real or personal property owned by TechSys or of which TechSys is a lessee;

                           (vii) assignment,  license,  indemnification or other
contract with respect to any intangible property (including any Proprietary Right) which is material to the business of TechSys and is not described on
Schedule 3.13(a);

                           (viii) contract or agreement with respect to services
rendered or goods sold or leased to or from others, other than any customer purchase order accepted in the ordinary course of business and in accordance with TechSys' past practice;

                           (ix)   contract   prohibiting   TechSys  from  freely
engaging in any business anywhere in the world;

                           (x)    independent     sales     representative    or
distributorship agreement with respect to the business of TechSys; or

                           (xi) executory  contract (other than one described in
Sections 3.13(a)(i) through 3.13(a)(x)) which is material to TechSys or involves a consideration in excess of $5,000.

                  (b)   Enforceability.   Each  TechSys  Contract  described  on
Schedule 3.13(a) is a valid and binding agreement of TechSys, enforceable by TechSys in accordance with its terms, except as such enforceability against the other parties thereto may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).

                  (c) Compliance. TechSys has performed all obligations required to be performed by it under each TechSys Contract, and TechSys is not in default under or in breach of (nor is it in receipt of any claim of any such default under or breach of) any such obligation. No event has occurred which with the passage of time or the giving of notice (or both) would result in a default, breach or event of noncompliance under any obligation of TechSys pursuant to any TechSys Contract. TechSys has no present expectation or intention of not fully performing any obligation of TechSys pursuant to any TechSys Contract, and TechSys has no Knowledge of any breach or anticipated breach by any other party to any TechSys Contract.

                  (d) Leases. With respect to each TechSys Contract which is a lease of personal property, TechSys holds a valid and existing leasehold interest under such lease for the term thereof.

                  (e) Affiliated Transactions. Except as set forth on Schedule 3.13(e), no officer, director, stockholder or Affiliate of TechSys (and no individual related by blood or marriage to any such Person, and no entity in which any such Person or individual owns any beneficial interest) is a party to any agreement, contract, commitment or transaction with TechSys (other than this Agreement) or has any interest in any property used by TechSys.

         3.14 Proprietary Rights. All references to TechSys in this Section 3.14 refer to both TechSys and to each Subsidiary of TechSys.

                  (a) Schedule. The attached Schedule 3.14(a) contains a complete and accurate list of all Proprietary Rights, both domestic and foreign, including but not limited to (i) all patented or registered Proprietary Rights owned by TechSys or used in connection with its business, (ii) all pending patent applications and applications for registrations of other Proprietary Rights filed by or on behalf of TechSys or used in connection with the Business,
(iii) all registered trade names, trademarks, corporate names, and websites, and unregistered trade names, trademarks, and service marks owned by TechSys or used in connection with its business, (iv) all inventions, trade secrets, or other proprietary information not otherwise the subject of a patent, patent application, or registered application to register Proprietary Rights, and (v) all registered and unregistered copyrights and computer software which are material to the financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of TechSys. The attached Schedule 3.14(a) also contains a complete and accurate list of all licenses, covenants not to sue, and other rights granted by TechSys to any third party, all licenses, covenants not to sue, and other rights granted by any third party to TechSys, with respect to any Proprietary Rights, a general description of all agreements or arrangements of escrows of source codes in favor of licensees together with a description of the location of copies of all such agreements. The Proprietary Rights comprise all intellectual property rights which are used or useful in the operation of the business of TechSys or is otherwise owned by TechSys.

                  (b) Ownership; Claims. TechSys owns and possesses all right, title and interest in and to (or has the right to use pursuant to a valid and enforceable license) all Proprietary Rights described on Schedule 3.14(a) which are necessary or desirable for the operation of TechSys' business as presently conducted and as presently proposed to be conducted, and TechSys has taken all necessary actions to maintain and protect its interest in all the Proprietary Rights. The owners of the Proprietary Rights licensed to TechSys have taken all necessary actions to maintain and protect the Proprietary Rights which are subject to such licenses.

                           (i) TechSys  owns in the entirety or has the right to
use all of the Proprietary Rights described on such Schedule and each other Proprietary Right which is material to the conduct of the business of TechSys (in each case free and clear of all Liens and free of all claims to the use by others),

                           (ii) there have been no claims made  against  TechSys
asserting the invalidity, misuse or unenforceability of any of such Proprietary Rights, and there are no grounds known to TechSys for any such claim,

                           (iii)  TechSys has not received any notice of (and is
not aware of any facts which indicate a likelihood of) any infringement or misappropriation by, or conflict with, any Person with respect to any of such Proprietary Rights (including any demand or request that TechSys license rights from any Person),

                           (iv) the  conduct of the  business of TechSys has not
infringed, misappropriated or violated, and does not infringe, misappropriate or violate in any respect, any proprietary right of any other Person;

                           (v) to the  Knowledge  of TechSys,  such  Proprietary
Rights have not been infringed, misappropriated or violated in any respect by any other Person, and

                           (vi)   the    consummation   of   the    transactions
contemplated by this Agreement will have no adverse effect on any such Proprietary Right.

                  (c) Except as set forth on Schedule 3.14(c), all Proprietary Rights set forth on Schedule 3.14(a) may be assigned by TechSys in accordance with this Agreement without obtaining the prior consent of any Person other than a Party to this Agreement.

         3.15 Employees.

                  (a) Continued Employment. Except as set forth on Schedule 3.15, to TechSys' Knowledge, no executive or key employee of TechSys, or any Subsidiary of TechSys, or any group of employees of TechSys or any Subsidiary of TechSys, has any plans to terminate employment with TechSys or such Subsidiary.

                  (b) Compliance and Restrictions. TechSys and its Subsidiaries have substantially complied with all laws relating to the employment of labor, including provisions of such laws relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, and TechSys and its Subsidiaries have no labor relations problem (including any union organization activities, threatened or actual strikes or work stoppages or grievances). Except as set forth on the attached Schedule 3.15, neither TechSys, any Subsidiary of TechSys, nor any employees of TechSys or any Subsidiary of TechSys are subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement relating to, affecting, or in conflict with, the business activities as presently conducted or as proposed to be conducted. Except as set forth on Schedule 3.15, the consummation of this Agreement will not give rise to (i) the vesting of any restricted stock of TechSys or any Subsidiary of TechSys, (ii) any change of control provisions set forth in any agreement between any Person and TechSys or any Subsidiary of TechSys, (iii) any severance payments to become due and owing to any Person by TechSys or by any Subsidiary of TechSys, or (iv) any other similar benefits.

         3.16 ERISA. All references to TechSys in this Section 3.16 refer to both TechSys and to each Subsidiary of TechSys. Except as set forth on the attached Schedule 3.16, with respect to all current employees (including those on lay-off, disability or leave of absence), former employees, and retired employees of TechSys:

                  (a) TechSys neither maintains nor contributes to any (i) employee welfare benefit plans (as defined in Section 3(1) of ERISA) ("Employee Welfare Plans"), or (ii) any plan, policy or arrangement which provides nonqualified deferred compensation, bonus or retirement benefits, severance or "change of control" (as set forth in Code Section 280G) benefits, or life, disability, accident, vacation, tuition reimbursement or other fringe benefits ("Other Plans");

                  (b) TechSys does not maintain, contribute to, or participate in any defined benefit plan or defined contribution plan which are employee pension benefit plans (as defined in Section 3(2) of ERISA) ("Employee Pension Plans");

                  (c) TechSys does not contribute to or participate in, and has not contributed to or participated in for the past six years, any multiemployer plan (as defined in Section 3(37) of ERISA) (a "Multiemployer Plan");

                  (d) TechSys does not maintain or have any obligation to contribute to or provide any post-retirement health, accident or life insurance benefits to any Employee, other than limited medical benefits required to be provided under Code Section 4980B;

                  (e) all Plans (and all related trusts and insurance contracts) comply in form and in operation in all material respects with the applicable requirements of ERISA and the Code;

                  (f) all required reports and descriptions (including all Form 5500 Annual Reports, Summary Annual Reports, PBGC-1s and Summary Plan Descriptions) with respect to all Plans have been properly filed with the appropriate Government Entity or distributed to participants, and TechSys has complied substantially with the requirements of Code Section 4980B;

                  (g) with respect to each Plan, all contributions, premiums or payments which are due on or before the Closing Date have been paid to such Plan; and

                  (h) TechSys has not incurred any liability to the Pension Benefit Guaranty Corporation (the "PBGC"), the United States Internal Revenue Service, any multiemployer plan or otherwise with respect to any employee pension benefit plan or with respect to any employee pension benefit plan currently or previously maintained by members of the controlled group of companies (as defined in Sections 414(b) and (c) of the Code) that includes TechSys (the "Controlled Group") that has not been satisfied in full, and no condition exists that presents a risk to TechSys or any member of the Controlled Group of incurring such a liability (other than liability for premiums due the PBGC) which could reasonably be expected to have any adverse effect on TechSys or any of the TechSys Shares or any of the Assets of TechSys after the Closing.

         3.17 Real Estate.

                  (a) Owned Properties. Except as set forth on Schedule 3.17(a), neither TechSys nor any Subsidiary owns any real property.

                  (b) Leased Property. The attached Schedule 3.17(b) lists and describes briefly all real property leased or subleased to TechSys or to any Subsidiary of TechSys, and all other real property which is used in the business of TechSys (or any Subsidiary of TechSys) and not owned by TechSys or any Subsidiary of TechSys (the "TechSys Leased Real Property"). TechSys has delivered to the Company's legal counsel correct and complete copies of the leases and subleases listed on Schedule 3.17(b) (collectively, the "TechSys Leases"). With respect to the TechSys Leased Real Property and each of the TechSys Leases, except as otherwise set forth on Schedule 3.17(b):

                           (i) such  TechSys  Lease is  legal,  valid,  binding,
enforceable, and in full force and effect;

                           (ii)  TechSys  is not  aware  that any  party to such
TechSys Lease is in breach or default, and TechSys is not aware that any event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification, or acceleration of such TechSys Lease;

                           (iii)  TechSys  is not  aware  that any party to such
TechSys Lease has repudiated any provision thereof;

                           (iv)  there  are no  disputes,  oral  agreements,  or
forbearance programs in effect as to such TechSys Lease;

                           (v) in the  case of each  TechSys  Lease  which  is a
sublease, the representations and warranties set forth in clauses 3.17(b)(i) through (v) are true and correct with respect to the underlying lease;

                           (vi) TechSys has not assigned, transferred, conveyed,
mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold created pursuant to such TechSys Lease;

                           (vii) none of the TechSys Leases has been modified in
any respect, except to the extent that such modifications are in writing and have been delivered or made available to the Company;

                           (viii) to the  Knowledge of TechSys,  all  buildings,
improvements and other structures located upon the TechSys Leased Real Property have received all approvals of Governmental Entities, including licenses and permits, required in connection with the operation of the business thereon and have been operated and maintained in accordance with all applicable Legal Requirements and the terms and conditions of the TechSys Leases; and

                           (ix) to the  Knowledge  of  TechSys,  all  buildings,
structures and other improvements located upon the TechSys Leased Real Property, including all components thereof, are in good operating condition subject to the provision of usual and customary maintenance in the ordinary course of business with respect to buildings, structures and improvements of like age and construction and all water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage and other utility lines and systems serving the TechSys Leased Real Property are sufficient to enable the continued operation of the TechSys Leased Real Property in the manner currently being used in connection with the operation of the business of TechSys.

         3.18  Compliance  with Laws.  All references to TechSys in this Section
3.18 refer to both TechSys and to each Subsidiary of TechSys.

                  (a) Generally. TechSys has not violated any Legal Requirement, and TechSys has not received notice alleging any such violation.

                  (b) Required Permits. TechSys has complied with (and is in compliance with) all permits, licenses and other authorizations required for the occupation of TechSys facilities and the operation of the business of TechSys. The items described on the attached Schedule 3.18(b) constitute all of the permits, filings, notices, licenses, consents, authorizations, accreditation, waivers, approvals and the like of, to or with any Government Entity which are required for the consummation of the Merger, or any other transaction contemplated by the Transaction Documents or the conduct of the business of TechSys (as it is presently conducted by TechSys) thereafter.

                  (c) Environmental and Safety Matters. Without limiting the generality of Sections 3.18(a) and (b):

                           (i) TechSys has complied,  and is in compliance with,
all Environmental and Safety Requirements.

                           (ii)   Without   limiting  the   generality   of  the
foregoing, TechSys has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that may be required pursuant to Environmental and Safety Requirements for the occupation of its facilities and the operation of the Business. A list of all such permits, licenses and other authorizations is set forth on the attached Schedule 3.18(b).

                           (iii)  TechSys has not  received  any written or oral
notice, report or other information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or investigatory, remedial or corrective obligations, relating to it or its facilities and arising under Environmental and Safety Requirements.

                           (iv) None of the following  exists at any property or
facility owned, operated or occupied by TechSys:

                                  (1) underground   storage  tanks  or  surface
                                      impoundments

                                  (2) asbestos-containing  material in any form
                                      or condition; or

                                  (3) materials   or   equipment    containing
                                      polychlorinated biphenyls.

                           (v) TechSys has not  treated,  stored,  disposed  of,
arranged for or permitted the disposal of, transported, handled, or Released any substance, including any Hazardous Substance, or owned or operated any facility or property, so as to give rise to liabilities of TechSys for response costs, natural resource damages or attorneys' fees pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or similar state or local Environmental and Safety Requirements.

                           (vi) Neither this Agreement nor the  consummation  of
the Merger will result in any obligations for site investigation or cleanup, or notification to or consent of any Government Entity or third parties, pursuant to any so-called "transaction-triggered" or "responsible property transfer" Environmental and Safety Requirements.

                           (vii)  TechSys  has  not,  either   expressly  or  by
operation of law, assumed or undertaken any liability, including any obligation for corrective or remedial action, of any other Person relating to any Environmental and Safety Requirements.

                           (viii)  No  Environmental  Lien has  attached  to any
property now or previously owned, leased or operated by TechSys.

                           (ix) Without limiting the foregoing, no facts, events
or conditions relating to the Leased Real Property, or other past or present facilities, properties or operations of TechSys will prevent, hinder or limit continued compliance with Environmental and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements, including any relating to onsite or offsite Releases or threatened Releases of Hazardous Substances, personal injury, property damage or natural resource damage.

         3.19 Product Warranty. Except as set forth on the attached Schedule 3.19, all products manufactured, serviced, distributed, sold or delivered by TechSys have been manufactured, serviced, distributed, sold and/or delivered in conformity with all applicable contractual commitments and all express and implied warranties. No liability of TechSys exists for replacement or other damages in connection with any such product.

         3.20 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of TechSys, or on behalf of any Subsidiary of TechSys, except as set forth on Schedule 3.20.

         3.21 Bank Accounts. Schedule 3.21 identifies the names and locations of all banks, depositories and other financial institutions in which TechSys, or any Subsidiary of TechSys or any other Person on behalf of TechSys, has an account or safe deposit box and the names of all persons authorized to draw on such accounts or to have access to such safe deposit boxes.

         3.22 Cash, Cash Equivalents and Collectibles. As of the date hereof, TechSys has, in the aggregate, cash, cash equivalents and collectibles of no less than $3,000,000 (the "TechSys Cash"), in accordance with Schedule 3.22.

         3.23 Disclosure. Neither this Article III nor any certificate or other item delivered to the Company by or on behalf of Purchasers with respect to the transactions contemplated by the Transaction Documents contains any untrue statement of a material fact or omits a material fact which is necessary to make any statement contained herein or therein not misleading.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         As a material inducement to Purchasers to enter into this Agreement, the Company hereby represents and warrants to Purchasers that:

         4.1 Organization and Power; The Company Shares

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company is duly qualified to do business in each jurisdiction in which its ownership of property or conduct of business requires it to so qualify. Schedule 4.1(a) lists every jurisdiction where the Company is duly qualified to do business, lists all states in which the Company owns, leases or is in control of any personal property or real property and all states in which any employees of the Company are located, and identifies each such employee and provides a brief description of such property. The Company has the requisite corporate power necessary to own and operate its properties, carry on the Business and enter into, deliver and carry out the transactions contemplated by the Transaction Documents. Each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of its respective State of incorporation and is duly qualified to do business in each jurisdiction in which its ownership of property or conduct of business requires it to so qualify.

                  (b) Schedule 4.1(b) lists the directors and officers of the Company. The Company represents and warrants that the Company has delivered correct and complete copies of the articles of incorporation and bylaws of the Company, including all amendments thereto, to TechSys prior to the date of this Agreement. The minute books and stock transfer ledgers of the Company, which the Company represents and warrants will be made available to TechSys prior to Closing, contain a true and complete record of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the board of directors and the committees of the board of directors and all transfers in the Capital Stock of the Company.

         4.2      Capitalization.

                  (a) As of the date hereof, the authorized capital stock of the
Company consists solely of 100,000,000 shares of common stock, $0.001 par value (the "Capital Stock of the Company"), of which 90,556,750 shares are issued and outstanding. At the Effective Time, the Company shall have no more than 99,900,000 shares of common stock issued and outstanding (including shares of common stock issuable upon the exercise of options or warrants convertible into shares of common stock of the Company). The Company is not authorized to issue preferred stock. All issued and outstanding shares of Capital Stock of the Company on the date hereof are, and all shares of Capital Stock of the Company that will be issued and outstanding immediately prior to the Effective Time shall be, duly authorized, validly issued, outstanding, fully paid and nonassessable.

                  The Company owns each share of the Capital Stock of the Company described in Section 1.4(b) beneficially and of record, free and clear of all Liens. With respect to the Company and any Subsidiary of the Company, except as set forth on Schedule 4.2(a):

                           (i) there are no outstanding  or authorized  options,
warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require the Company (or any Subsidiary of the Company) to issue, sell or otherwise cause to become outstanding any of its capital stock or equity interests or other instruments convertible into such interests;

                           (ii) there are no  outstanding  or  authorized  stock
appreciation, phantom stock, profit participation or similar rights with respect to the Capital Stock of the Company (or the capital stock of any Subsidiary of the Company).

                           (iii)  there are no voting  trusts,  proxies or other
agreements or understandings with respect to the voting of the capital stock of the Company (or the capital stock of any Subsidiary of the Company);

                           (iv) no member of the  Company  has any rights in any
specific property of the Company (or any Subsidiary of the Company).

                           (v) neither the  Company  (or any  Subsidiary  of the
Company) nor any of its respective Affiliates has entered into any agreement, or is bound by any obligation of any kind whatsoever, to transfer or dispose of the Company Shares (or any shares of capital stock of any Subsidiary of the Company), the Business of the Company (or any substantial portion thereof) to any Person other than TechSys, and neither has entered into any agreement, nor are either of them bound by any obligation of any kind whatsoever, to issue any Capital Stock of the Company (or any capital stock of any Subsidiary of the Company) to any Person.

                           (vi) since December 31, 1999, (i) the Company has not
declared or made any payment of any dividend or other distribution in respect of the Capital Stock of the Company, and (ii) there has not been any split, combination or reclassification or any shares of the Capital Stock of the Company.

                  (b) The authorized capital stock of each Subsidiary of the Company as of the date hereof, which shall be the authorized capital stock of each such Subsidiary immediately prior to the Effective Time, is set forth on
Schedule 4.2(b). Schedule 4.2(b) also sets forth the number of issued and outstanding shares of each Subsidiary of the Company on the date hereof, which shall be the number of issued and outstanding shares of each such Subsidiary of the Company immediately prior to the Effective Time. Except as set forth on
Schedule 4.2(b), no Subsidiary of the Company is authorized to issue preferred stock. All issued and outstanding shares of capital stock of each Subsidiary of the Company on the date hereof are, and all shares of capital stock of each Subsidiary of the Company that will be issued and outstanding immediately prior to the Effective Time shall be, duly authorized, validly issued, outstanding, fully paid and nonassessable, except as set forth on Schedule 4.2(b).

         4.3 Authorization; Binding Effect; No Breach. The execution, delivery and performance by the Company of each Transaction Document to which it is a party has been duly authorized by the Company. Each Transaction Document to which the Company is a party constitutes a valid and binding obligation of the Company which is enforceable against the Company in accordance with its terms. Except as set forth on Schedule 4.3, the execution, delivery and performance of the Transaction Documents to which the Company is a party do not and will not
(i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any Lien upon any of the Company Shares or any of the Assets of the Company under, (iv) give any third party the right to modify, terminate or accelerate any liability or obligation of the Company under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or declaration or notice to any Government Entity pursuant to, the charter or bylaws of the Company or any agreement, instrument or other document, or any Legal Requirement, to which the Company, any of the Company Shares or any of the Assets of the Company is subject. Without limiting the generality of the foregoing, neither the Company nor any of its Affiliates has entered into any agreement, or is bound by any obligation of any kind whatsoever, directly or indirectly, to transfer or dispose of the Company Shares or any portion thereof, except as provided herein, or, whether by sale of stock or assets, assignment, merger, consolidation or otherwise, the Business of the Company or the Assets of the Company (or any substantial portion thereof) to any Person other than TechSys, and neither the Company nor any of its Affiliates has entered into any agreement, nor is any such Person bound by any obligation of any kind whatsoever, to issue any Capital Stock of the Company to any Person.

         4.4 Subsidiaries; Investments. Schedule 4.4 sets forth a complete list of all Subsidiaries of the Company, the respective states of incorporation of each Subsidiary of the Company and the respective states in which each Subsidiary of the Company is qualified to conduct business. The Company does not own, or hold any rights to acquire, any capital stock or any other security, interest or Investment in any other Person other than investments which constitute cash or cash equivalents, other than as set forth on Schedule 4.4.

         4.5 Financial Statements and Related Matters.

                  (a) Financial Statements. The Company has delivered to TechSys the unaudited balance sheet of each of the Company and Micro Fuel Cell Systems, Inc. as of December 31, 2000 (together, the "Latest Company Balance Sheet") and the related unaudited consolidated statements of income and cash flows for the two year period then ended (collectively, the "Unaudited Financial Statements"), copies of which are annexed to Schedule 4.5. The Company shall, no later than May 25, 2001, deliver to TechSys the audited consolidated balance sheets of the Company as of December 31, 2000, and the audited related consolidated statements of income and cash flows for the 12-month periods ending December 31, 2000 and December 31, 1999 as well as the interim consolidated balance sheets and consolidated statements of income and cash flows for the three month period ended March 31, 2001 (the "Audited Financial Statements").

                           (i) Except as set forth on the attached Schedule 4.5,
each of the Unaudited Financial Statements (including in all cases the notes thereto, if any) presents fairly in all material respects the financial condition of the Company as of the dates of such statements and the results of operation for such periods, is accurate and complete, is consistent with the books and records of the Company (which, in turn, are accurate and complete) and has been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby except as noted therein (subject to the absence of notes and audit adjustments).

                           (ii)  Except  as set forth on the  attached  Schedule
4.5, each of the Audited Financial Statements (including in all cases the notes thereto, if any) shall present fairly in all material respects the financial condition of the Company as of the dates of such statements and the results of operation for such periods, shall be accurate and complete, shall be consistent with the books and records of the Company (which, in turn, are, and shall be, accurate and complete) and shall be prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby except as noted therein.

                  (b) Receivables. The notes and accounts receivable of the Company on the Closing Date represent actual transactions, will be valid receivables, will be current and collectible, will not be subject to valid counterclaims or setoffs and will be collected in accordance with their terms at the aggregate amount recorded on the Company's books and records as of the Closing, net of an amount of allowances for doubtful accounts set forth on the Latest Company Balance Sheet, as adjusted for the passage of time through the Closing Date in accordance with GAAP.

                  (c) Inventory. The inventory of the Company of the date of the Latest Company Balance Sheet, net of the reserves applicable to such inventory set forth on the Latest Company Balance Sheet, as adjusted for the passage of time through the Closing Date in accordance with GAAP, consists of a quantity and quality which is usable and salable in the ordinary course of business, and the items of such inventory are not defective, slow-moving, obsolete or damaged and are merchantable and fit for their particular use.

                  (d) Reserves. The allowance for possible other reserves set forth on the Latest Company Balance Sheet was adequate at the time to cover all known or reasonably anticipated contingencies.

         4.6 Absence of Undisclosed Liabilities. Except as set forth on Schedule 4.6, as of the Closing Date, neither the Company nor any Subsidiary of the Company has any liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company, whether due or to become due, and regardless of when asserted) other than: (a) the liabilities set forth on the face of the Latest Company Balance Sheet, (b) current liabilities which have arisen after the date of the Latest Company Balance Sheet, in the ordinary course of business and consistent with the Company's past practice, as applicable (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, violation of law, claim or lawsuit), all of which have been disclosed in writing to Purchasers, and (c) other liabilities and obligations expressly disclosed and quantified in the other Schedules to this Agreement.

         4.7 Assets of the Company.

                  (a) The Assets of the Company (which, for purposes of this Section 4.7, includes the assets of each Subsidiary of the Company), and other assets reflected in the Books and Records of the Company constitute all of the assets and rights which are used or useful in the Business as currently conducted and presently proposed to be conducted;

                  (b) The Company has good and marketable title to, or a valid leasehold interest in or other rights to use (which other rights to use are described on the attached Schedule 4.7), all properties and assets used by it in the Business of the Company, located on its premises, shown on the Latest Company Balance Sheet or acquired by the Company since the date of the Latest Company Balance Sheet, in the each case free and clear of all Liens, other than Permitted Liens, and other than (i) properties and assets disposed of in the ordinary course of business and consistent with the Company's past practice by the Company since the date of the Latest Company Balance Sheet (which disposals do not exceed $25,000 in the aggregate) and (ii) Liens disclosed on the Latest Company Balance Sheet (including any notes thereto); and

                  (c) The Company's equipment and other tangible assets, and the equipment and tangible assets of each Subsidiary of the Company, are in good operating condition (subject to normal wear and tear) and fit for use in the ordinary course of business of the Company and its Subsidiaries and consistent with its past practice.

         4.8 Absence of Certain Developments. Since December 31, 2000, there has been no adverse change in the financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of the Company and no customer or vendor has any plans to terminate its relationship with the Company or any of its Subsidiaries. Without limiting the generality of the preceding sentence, except as set forth on Schedule 4.8 or otherwise expressly contemplated by this Agreement, since the date of the Latest Company Balance Sheet, neither the Company or any Subsidiary of the Company has:

                  (a) engaged in any activity which has resulted in (i) any acceleration or delay of the collection of the Company's accounts or notes receivable, (ii) any delay in the payment in the Company's accounts payable, or
(iii) any increase in the Company's purchases of raw materials, in each case as compared with the Company's custom and practice in the conduct of the Business immediately prior to the date of the Latest Company Balance Sheet;

                  (b) discharged or satisfied any Lien or paid any obligation or liability, other than current liabilities paid in the ordinary course of business and consistent with the Company's past practice;

                  (c) mortgaged or pledged any of the Company Shares or any Asset or subjected any of the Company Shares or any Asset to any Lien;

                  (d) sold, assigned, conveyed, transferred, canceled or waived any property, tangible asset or other intangible asset or right of the Company other than in the ordinary course of business and consistent with the Company's past practice;

                  (e) waived any right of the Company other than in the ordinary course of business or consistent with the Company's past practice;

                  (f) made commitments for capital expenditures by the Company which, in the aggregate, would exceed $10,000;

                  (g) made any loan or advance to, or guarantee for the benefit of, or any Investment in, any other Person on behalf of the Company;

                  (h) granted any bonus or any increase in wages, salary or other compensation to any employee of the Company (other than any increase in wages or salaries granted in the ordinary course of business and consistent with the Company's past practice granted to any employee who is not affiliated with the Company other than by reason of such Person's employment by the Company);

                  (i) made any charitable contributions on behalf of the Company;

                  (j) suffered damages, destruction or casualty losses which, in the aggregate, exceed $10,000 (whether or not covered by insurance) to any Asset;

                  (k) received any indication from any supplier of the Company to the effect that such supplier will stop, or decrease the rate of, supplying materials, products or services to the Company (whether or not the Merger is consummated), or received any indication from any customer of the Company to the effect that such customer will stop, or decrease the rate of, buying materials, products or services from the Company (whether or not the Merger is consummated);

                  (l) entered into any transaction other than in the ordinary course of business and consistent with the Company's past practice, or entered into any other transaction, whether or not in the ordinary course of business, which may adversely affect the Company;

                  (m) declared, set aside, or paid any dividend or made any distribution with respect to the Company's capital stock or equity interests or redeemed, purchased, or otherwise acquired any of the Company's capital stock or equity interests;

                  (n) adopted or amended any employee benefit or welfare plan relating to the employees of the Company; or

                  (o) received any indication from any key employee to the effect that such key employee will terminate employment with the Company; or

                  (p) agreed to do any act described in any of clauses 4.8(a) through (o).

         4.9 Governmental Filings. Except as set forth on Schedule 4.9, other than the filing of the Merger Certificate with the State of New Jersey and the State of Nevada, respectively, and the Pre-Merger Notification, if applicable, no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any Government Entity in connection with the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated by the Transaction Documents.

         4.10 Tax Matters. Except as set forth in the attached Schedule 4.10:

                  (a) The Company and each Subsidiary of the Company has timely filed all Tax Returns that it was required to file.

                  (b) All such Tax Returns were and are true, correct and complete in all respects.

                  (c) All Taxes owed by the Company and each Subsidiary (whether or not shown on any Tax Return for all time periods through the Closing Date) have been paid. The amount of liability for unpaid Taxes for all time periods ending on or before the Closing Date will not exceed the amount of current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals are reflected on the most recent the Company balance sheet.

                  (d) No information related to Tax matters has been requested by any Taxing authority and there are no ongoing examinations or claims against the Company or any Subsidiary for Taxes, and no notice of any audit, examination, or claim for Taxes, whether pending or threatened, has been received.

                  (e) The Company and each Subsidiary currently are not the beneficiary of any extension of time within which to file any Tax Return, except with respect to such Tax Returns due in 2001;

                  (f) No claim has ever been made by an authority in a jurisdiction where the Company or a Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The Company and each Subsidiary is not required to file Tax Returns in any jurisdiction in which it is not currently filing Tax Returns.

                  (g) There are (and as of immediately following the Closing Date there will be) no Liens other than Permitted Liens on any of the Assets of the Company or a Subsidiary that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (h) The Company and each Subsidiary has withheld and paid over to the proper governmental entities all Taxes required to have been withheld and paid over in all matters, including in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (i) To the Knowledge of any director or officer of the Company, there is no basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the Assets of the Company or otherwise have an adverse effect on the Company or any of its Subsidiaries or their respective businesses.

                  (j) There are no unresolved disputes or claims concerning the Tax liability of the Company or each Subsidiary.

                  (k) The Company and each Subsidiary have been, and are currently not, subject to a Tax audit.

                  (l) The Company and each Subsidiary have never waived or extended any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency as to which the period of extension has not elapsed.

                  (m) The  Company  has not filed any  consent  agreement  under
Section 341(f) of the Code concerning collapsible corporations.

                  (n) The Company has never made any payments, is not obligated to make any payments, and is not a party to any agreement that could obligate it to make any payments that will not be deductible under Sections 280(G) and 404 of the Code.

                  (o) The Company has never been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

                  (p) The  Company  has  disclosed  on its  federal  income  Tax
Returns all positions taken therein that could give rise to a substantial understatement of Federal Income Tax within the meaning of Section 6662 of the Code.

                  (q) The Company and each Subsidiary are not a party to any Tax allocation, Tax indemnity or Tax sharing agreement. The Company (A) has never been a member of an Affiliated Group filing a consolidated federal income Tax Return and (B) has no liability for the Taxes of any Person (other than any of the Company) under Treas. Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (r) The Company has a taxable year ended on December 31 of each year.

                  (s) The Company currently utilizes the accrual method of accounting for income Tax purposes and such method of accounting has not changed.

                  (t) There are no tax rulings, requests for rulings, closing agreements or changes of accounting method relating to the Company or any of its Subsidiaries that could affect their liability for Taxes for any period after the Closing Date.

                  (u) No property of the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                  (v) The  Company is not a party to any lease made  pursuant to
Section 168(f) of the Code.

                  (w) The Company will not be required to include in a taxable period ending after the date of the Closing income attributable to a prior taxable period that was not recognized in that prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state or local or foreign tax law.

         4.11 Contracts and Commitments.

                  (a) Contracts. Schedule 4.11(a) sets forth a complete list of all agreements to which the Company or any Subsidiary of the Company is a party (the "Contracts"). All references to the Company in this Section 4.11(a) refer to both the Company and to each Subsidiary of the Company. Other than this Agreement and the agreements described on Schedule 4.11(a), neither the Company nor any Subsidiary of the Company is a party to any written or oral:

                           (i) pension,  profit sharing, stock option,  employee
stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit, welfare or stock plan or arrangement which is not described on the attached Schedule 4.17, or any contract with any labor union, or any severance agreement;

                           (ii) contract for the  employment or engagement as an
independent contractor of any Person on a full-time, part-time, consulting or other basis;

                           (iii)  contract  pursuant  to which the  Company  has
advanced  or loaned  funds,  or agreed to  advance or loan  funds,  to any other
Person;

                           (iv)   contract   or   indenture   relating   to  any
Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any of the Company Shares or any of the Assets of the Company;

                           (v)  contract  pursuant  to which the  Company is the
lessee of, or holds or operates, any real or personal property owned by any other Person;

                           (vi)  contract  pursuant  to which the Company is the
lessor of, or permits any third party to hold or operate, any real or personal property owned by the Company or of which the Company is a lessee;

                           (vii) assignment,  license,  indemnification or other
contract with respect to any intangible property (including any Proprietary Right) which is material to the Business and is not described on Schedule 4.12;

                           (viii) contract or agreement with respect to services
rendered or goods sold or leased to or from others, other than any customer purchase order accepted in the ordinary course of business and in accordance with the Company's past practice;

                           (ix)  contract  prohibiting  the Company  from freely
engaging in any business anywhere in the world;

                           (x)    independent     sales     representative    or
distributorship agreement with respect to the Business; or

                           (xi) executory  contract (other than one described in
Sections 4.11(a)(i) through 4.11(a)(x)) which is material to the Company or involves a consideration in excess of $5,000.

                  (b)  Enforceability.  Each Contract  described on the attached
Schedule 4.11(a) is a valid and binding agreement of the Company, enforceable by the Company in accordance with its terms, except as such enforceability against the other parties thereto may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).

                  (c) Compliance. The Company has performed all obligations required to be performed by it under each Contract, and the Company is not in default under or in breach of (nor is it in receipt of any claim of any such default under or breach of) any such obligation. No event has occurred which with the passage of time or the giving of notice (or both) would result in a default, breach or event of noncompliance under any obligation of the Company pursuant to any Contract. The Company has no present expectation or intention of not fully performing any obligation of the Company pursuant to any Contract, and the Company have no Knowledge of any breach or anticipated breach by any other party to any Contract.

                  (d) Leases. With respect to each Contract which is a lease of personal property, the Company holds a valid and existing leasehold interest under such lease for the term thereof.

                  (e) Affiliated Transactions. Except as set forth on Schedule 4.11(e), no officer, director, stockholder or Affiliate of the Company (and no individual related by blood or marriage to any such Person, and no entity in which any such Person or individual owns any beneficial interest) is a party to any agreement, contract, commitment or transaction with the Company (other than this Agreement) or has any interest in any property used by the Company.

                  (f) Copies. Purchasers' legal counsel has been supplied with a true and correct copy of each written Contract, each as currently in effect.

         4.12 Proprietary  Rights. All references to the Company in this Section
4.12 refer to both the Company and to each Subsidiary of the Company.

                  (a) Schedule. The attached Schedule 4.12(a) contains a complete and accurate list of all Proprietary Rights, both domestic and foreign, including but not limited to (i) all patented or registered Proprietary Rights owned by the Company or used in connection with the Business, (ii) all pending patent applications and applications for registrations of other Proprietary Rights filed by or on behalf of the Company or used in connection with the Business, (iii) all registered trade names, trademarks, corporate names, and websites, and unregistered trade names, trademarks and service marks owned by the Company or used in connection with the Business, (iv) all inventions, trade secrets or other proprietary information not otherwise the subject of a patent, patent application, or registered application to register Proprietary Rights, and (v) all registered and unregistered copyrights and computer software which are material to the financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of the Company. The attached Schedule 4.12(a) also contains a complete and accurate list of all licenses, covenants not to sue, and other rights granted by the Company to any third party, all licenses, covenants not to sue, and other rights granted by any third party to the Company, with respect to any Proprietary Rights, a general description of all agreements or arrangements of escrows of source codes in favor of licensees together with a description of the location of copies of all such agreements. The Proprietary Rights comprise all intellectual property rights which are used or useful in the operation of the Business or is otherwise owned by the Company.

                  (b) Ownership; Claims. The Company believes that it owns and possesses all right, title and interest in and to (or has the right to use pursuant to a valid and enforceable license) all Proprietary Rights described on
Schedule 4.12(a) which are necessary or desirable for the operation of the Company's business and is not aware of rights which it does not own or possess which it believes are necessary for its business as presently conducted and as presently proposed to be conducted, and the Company has taken all necessary actions to maintain and protect its interest in all the Proprietary Rights. The Company believes that the owners of the Proprietary Rights licensed to the Company have taken all necessary actions to maintain and protect the Proprietary Rights which are subject to such licenses in the United States and in the United Kingdom.

                           (i) the Company owns in the entirety or has the right
to use all of the Proprietary Rights described on such Schedule and each other Proprietary Right which is material to the conduct of the Business (in each case free and clear of all Liens and free of all claims to the use by others),

                           (ii)  there  have been no  claims  made  against  the
Company asserting the invalidity, misuse or unenforceability of any of such Proprietary Rights, and there are no grounds known to the Company for any such claim,

                           (iii) the Company has not received any notice of (nor
is it aware of any facts which indicate a likelihood of) any infringement or misappropriation by, or conflict with, any Person with respect to any of such Proprietary Rights (including any demand or request that the Company license rights from any Person),

                           (iv) the conduct of the Business  has not  infringed,
misappropriated, or violated, and does not infringe, misappropriate or violate in any respect, any proprietary right of any other Person, nor would Purchasers' conduct of the Business as presently conducted infringe, misappropriate or violate in any respect any proprietary right of any other Person,

                           (v) to the Knowledge of the Company, such Proprietary
Rights have not been infringed, misappropriated or violated in any respect by any other Person, and

                           (vi)   the    consummation   of   the    transactions
contemplated by this Agreement will have no adverse effect on any such Proprietary Right.

                  (c) Except as set forth on Schedule 4.12(c), all Proprietary Rights set forth on Schedule 4.12(a) may be assigned by the Company in accordance with this Agreement without obtaining the prior consent of any Person other than a Party to this Agreement.

         4.13 Litigation. Except as set forth on Schedule 4.13, there is no action, suit, proceeding, order, investigation or claim pending against or affecting the Company, any Subsidiary of the Company or the Business (pending or threatened against or affecting any officer, director or employee of the Company or of any Subsidiary of the Company), at law or in equity, or before or by any Government Entity, including (a) with respect to the transactions contemplated by the Transaction Documents, or (b) concerning the design, manufacture, rendering or sale by the Company of any product or service or otherwise concerning the conduct of the Business, and, in the case of subsections (a) and
(b), there is no basis for any of the foregoing.

         4.14 Brokerage. Except as set forth on Schedule 4.14, there is no claim for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by the Transaction Documents which is binding upon the Company or to which the Company or any of the Company Shares or any of the Assets of the Company is subject.

         4.15 Insurance. The attached Schedule 4.15 contains a description of each insurance policy maintained by the Company or its Subsidiaries with respect to the Company, its Subsidiaries, its properties, assets or business, and each such policy is in full force and effect. The Company are not in default of any obligation pursuant to any insurance policy described on Schedule 4.15.

         4.16 Employees.

                  (a) Continued Employment. Except as set forth on Schedule 4.16, to the Knowledge of the Company, no executive or key employee of the Company or any Subsidiary of the Company or any group of employees of the Company or any Subsidiary of the Company has any plans to terminate employment with the Company or such Subsidiary.

                  (b) Compliance and Restrictions. The Company and each of its Subsidiaries have substantially complied with all laws relating to the employment of labor, including provisions of such laws relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, and the Company has no labor relations problem (including any union organization activities, threatened or actual strikes or work stoppages or grievances). Except as set forth on Schedule 4.16, neither the Company, any Subsidiary of the Company nor any employees of the Company or of any Subsidiary of the Company are subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement relating to, affecting, or in conflict with, the Business activities as presently conducted or as proposed to be conducted. Except as set forth on Schedule 4.16, the consummation of this Agreement will not give rise to (i) the vesting of any restricted stock of the Company or any Subsidiary of the Company, (ii) any change of control provisions set forth in any agreement between any Person and the Company (or any Subsidiary of the Company), (iii) any severance payments to become due and owing to any Person by the Company or by any Subsidiary of the Company, or (iv) any other similar benefits becoming payable.

         4.17 ERISA. All references to the Company in this Section 4.17 refer to both the Company and to each Subsidiary of the Company. Except as set forth on the attached Schedule 4.17, with respect to all current employees (including those on lay-off, disability or leave of absence), former employees, and retired employees of the Company:

                  (a) the Company neither maintains nor contributes to any (i) employee welfare benefit plans (as defined in Section 3(1) of ERISA) (Employee Welfare Plans), or (ii) any plan, policy or arrangement which provides nonqualified deferred compensation, bonus or retirement benefits, severance or "change of control" (as set forth in Code Section 280G) benefits, or life, disability, accident, vacation, tuition reimbursement or other fringe benefits (Other Plans);

                  (b) the Company does not maintain, contribute to, or participate in any defined benefit plan or defined contribution plan which are employee pension benefit plans (as defined in Section 3(2) of ERISA) (Employee Pension Plans);

                  (c) the Company does not contribute to or participate in, and has neither contributed to nor participated in for the past six years, any multiemployer plan (as defined in Section 3(37) of ERISA) (a Multiemployer
Plan);

                  (d) the Company does not maintain or have any obligation to contribute to or provide any post-retirement health, accident or life insurance benefits to any Employee, other than limited medical benefits required to be provided under Code Section 4980B;

                  (e) all Plans (and all related trusts and insurance contracts) comply in form and in operation in all material respects with the applicable requirements of ERISA and the Code;

                  (f) all required reports and descriptions (including all Form 5500 Annual Reports, Summary Annual Reports, PBGC-1s and Summary Plan Descriptions) with respect to all Plans have been properly filed with the appropriate Government Entity or distributed to participants, and the Company has complied substantially with the requirements of Code Section 4980B;

                  (g) with respect to each Plan, all contributions, premiums or payments which are due on or before the Closing Date have been paid to such Plan; and

                  (h) the Company has not incurred any liability to the Pension Benefit Guaranty Corporation (the PBGC), the United States Internal Revenue Service, any multiemployer plan or otherwise with respect to any employee pension benefit plan or with respect to any employee pension benefit plan currently or previously maintained by members of the controlled group of companies (as defined in Sections 414(b) and (c) of the Code) that includes the Company (the Controlled Group) that has not been satisfied in full, and no condition exists that presents a risk to the Company or any member of the Controlled Group of incurring such a liability (other than liability for premiums due the PBGC) which could reasonably be expected to have any adverse effect on the Company or any of the Company Shares or any of the Assets of the Company after the Closing.

         4.18 Real Estate.

                  (a) Owned Properties. Except as set forth on Schedule 4.18(a), neither the Company nor any Subsidiary thereof owns any real property.

                  (b) Leased Property. The attached Schedule 4.18(b) lists and describes briefly all real property leased or subleased to the Company or to any Subsidiary of the Company, and all other real property which is used in the Business and not owned by the Company or any Subsidiary of the Company (the "Leased Real Property of the Company"). The Company has delivered to Purchasers' legal counsel correct and complete copies of the leases and subleases listed on
Schedule 4.18(b) (collectively, the "Company Leases"). With respect to the Leased Real Property and each of the Leases, except as set forth on Schedule 4.18(b):

                           (i) such  Company  Lease is  legal,  valid,  binding,
enforceable, and in full force and effect;

                           (ii) the  Company is not aware that any party to such
Company Lease is in breach or default, and the Company is not aware that any event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification, or acceleration of such Company Lease;

                           (iii) the Company is not aware that any party to such
Company Lease has repudiated any provision thereof;

                           (iv)  there  are no  disputes,  oral  agreements,  or
forbearance programs in effect as to such Company Lease;

                           (v) in the  case of each  Company  Lease  which  is a
sublease, the representations and warranties set forth in clauses 4.18(b) (i) through (v) are true and correct with respect to the underlying lease;

                           (vi)  the  Company  has  not  assigned,  transferred,
conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold created pursuant to such Company Lease;

                           (vii) none of the Company Leases has been modified in
any respect, except to the extent that such modifications are in writing and have been delivered or made available to Purchasers;

                           (viii)  to  the   Knowledge  of  the   Company,   all
buildings, improvements and other structures located upon the Leased Real Property of the Company have received all approvals or Governmental Entities, including licenses and permits, required in connection with the operation of the Business thereon and have been operated and maintained in accordance with all applicable Legal Requirements and the terms and conditions of the Company Leases; and

                           (ix) to the Knowledge of the Company,  all buildings,
structures and other improvements located upon the Leased Real Property of the Company, including all components thereof, are in good operating condition subject to the provision of usual and customary maintenance in the ordinary course of business with respect to buildings, structures and improvements of like age and construction and all water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage and other utility lines and systems serving the Leased Real Property of the Company are sufficient to enable the continued operation of the Leased Real Property of the Company in the manner currently being used in connection with the operation of the Business of the Company.

         4.19  Compliance  with  Laws.  All  references  to the  Company in this
Section 4.19 refer to both the Company and to each Subsidiary of the Company.

                  (a)  Generally.   The  Company  has  not  violated  any  Legal
Requirement, and the Company have not received notice alleging any such violation.

                  (b) Required Permits. The Company has complied with (and is in compliance with) all permits, licenses and other authorizations required for the occupation of the Company's facilities and the operation of the Business of the Company. The items described on the attached Schedule 4.19(b) constitute all of the permits, filings, notices, licenses, consents, authorizations, accreditation, waivers, approvals and the like of, to or with any Government Entity which are required for the consummation of the Merger, or any other transaction contemplated by the Transaction Documents or the conduct of the Business (as it is presently conducted by the Company) thereafter.

                  (c) Environmental and Safety Matters. Without limiting the generality of Sections 4.19(a) and (b):

                           (i) The Company has  complied,  and is in  compliance
with, all Environmental and Safety Requirements.

                           (ii)   Without   limiting  the   generality   of  the
foregoing, the Company has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that may be required pursuant to Environmental and Safety Requirements for the occupation of its facilities and the operation of the Business. A list of all such permits, licenses and other authorizations is set forth on the attached Schedule 4.19(b).

                           (iii) The  Company  has not  received  any written or
oral notice, report or other information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or investigatory, remedial or corrective obligations, relating to it or its facilities and arising under Environmental and Safety Requirements.

                           (iv) None of the following  exists at any property or
facility owned, operated or occupied by the Company:

                                  (1) underground   storage  tanks  or  surface
                                      impoundments

                                  (2) asbestos-containing  material in any form
                                      or condition; or

                                  (3) materials   or   equipment    containing
                                      polychlorinated biphenyls.

                           (v) The Company has not treated, stored, disposed of,
arranged for or permitted the disposal of, transported, handled, or Released any substance, including any Hazardous Substance, or owned or operated any facility or property, so as to give rise to liabilities of the Company for response costs, natural resource damages or attorneys' fees pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or similar state or local Environmental and Safety Requirements.

                           (vi) Neither this Agreement nor the  consummation  of
the Merger will result in any obligations for site investigation or cleanup, or notification to or consent of any Government Entity or third parties, pursuant to any so-called "transaction-triggered" or "responsible property transfer" Environmental and Safety Requirements.

                           (vii) The Company  has not,  either  expressly  or by
operation of law, assumed or undertaken any liability, including any obligation for corrective or remedial action, of any other Person relating to any Environmental and Safety Requirements.

                           (viii)  No  Environmental  Lien has  attached  to any
property now or previously owned, leased or operated by the Company.

                           (ix) Without limiting the foregoing, no facts, events
or conditions relating to the Leased Real Property, or other past or present facilities, properties or operations of the Company will prevent, hinder or limit continued compliance with Environmental and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements, including any relating to onsite or offsite Releases or threatened Releases of Hazardous Substances, personal injury, property damage or natural resource damage.

         4.20 Product Warranty. Except as set forth on the attached Schedule 4.20, all products manufactured, serviced, distributed, sold or delivered by the Company or by any Subsidiary of the Company have been manufactured, serviced, distributed, sold and/or delivered in conformity with all applicable contractual commitments and all express and implied warranties. No liability of the Company or any Subsidiary of the Company exists for replacement or other damages in connection with any such product.

         4.21 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company, or on behalf of any Subsidiary of the Company, except as set forth on Schedule 4.21.

         4.22 Bank Accounts. Schedule 4.22 identifies the names and locations of all banks, depositories and other financial institutions in which the Company, or any Subsidiary of the Company or any other Person on behalf of the Company, has an account or safe deposit box and the names of all persons authorized to draw on such accounts or to have access to such safe deposit boxes.

         4.23 Disclosure. Neither this Article IV nor any schedule, attachment, written statement, certificate or similar item supplied to Purchasers by or on behalf of the Company with respect to the transactions contemplated by the Transaction Documents contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which the Company have not disclosed to Purchasers in writing and of which the Company or any officer, director or executive employee of the Company are aware (other than matters of a general economic nature) and which has had or could reasonably be expected to have a material adverse effect upon the Assets of the Company, the Company Shares or the financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of the Business of the Company.


                                    ARTICLE V

                                    COVENANTS

         5.1 Proxy Statement/Prospectus; Registration Statement.

                  (a) Proxy Statement/Prospectus. TechSys and the Company shall cooperate in preparing a proxy statement (the "TechSys Proxy Statement") which shall be utilized to solicit proxies in connection with the meeting at which the stockholders of TechSys will vote on the Merger (the "TechSys Meeting") and a proxy statement/prospectus (the "Proxy Statement/Prospectus") which shall be utilized to solicit proxies in connection with the meeting at which the Company's stockholders will vote upon the Merger (the "Company Meeting"). The Proxy Statement/Prospectus shall also constitute a prospectus for the offer, sale and registration of the TechSys Shares under the Securities Act. Promptly after TechSys and the Company confirm that the Proxy Statement/Prospectus is satisfactory for filing in preliminary form, such Proxy Statement/Prospectus shall be filed with the SEC. Each party will promptly advise the other party in writing if at any time prior to the Company Meeting and the TechSys Meeting it obtains Knowledge of any facts that might make it necessary or appropriate to amend or supplement the Proxy Statement/Prospectus or the TechSys Proxy Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law.

                  (b) Registration Statement. TechSys shall prepare and file with the SEC a registration statement on Form S-4 (or other appropriate Form) including such Proxy Statement/Prospectus (the "Registration Statement") to register the Merger Consideration under the Securities Act as soon as is reasonably practicable following receipt of final comments from the Staff of the SEC on the Proxy Statement/Propectus (or advice that such Staff shall not review such filing), and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable and to maintain the effectiveness of such Registration Statement. TechSys will afford the Company and its counsel a reasonable opportunity to comment on (i) the Registration Statement in preliminary form prior to its being filed with the SEC, (ii) any response to any comments from the Staff of the SEC with respect to such Registration Statement in preliminary form, and (iii) any proposed amendments to the Registration Statement. Each party will promptly advise the other in writing if at any time prior to the TechSys Meeting and the Company Meeting it shall obtain Knowledge of any facts that might make it necessary or appropriate to amend or supplement the Registration Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. TechSys shall also take any action required to be taken under state blue sky or securities laws in connection with the issuance of the TechSys Shares pursuant to the Merger, and the Company shall furnish TechSys all information concerning the Company and the holders of its Capital Stock and shall take any action as TechSys may reasonably request in connection with any such action.

         5.2.     Access to Properties and Records; Confidentiality.

                  (a) TechSys shall permit the Company and its agents and representatives, including, without limitation, officers, directors, employees, attorneys, accountants and financial advisors (collectively, "Representatives"), and the Company shall permit TechSys and its Representatives, reasonable access to their respective properties, and shall disclose and make available to the Company and its Representatives or TechSys and its Representatives, as the case may be, all Books and Records thereof, including all books, papers and records, electronic or otherwise, relating to their respective assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger and books of original entry), tax records, minute books of directors' and stockholders' meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, independent auditors' work papers (subject to the receipt by such auditors of a standard access representation letter), litigation files, plans affecting employees, and any other business activities or prospects in which the Company and its representatives or TechSys and its representatives may have a reasonable interest. Neither party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or would contravene any law, rule, regulation, order or judgment or, in the case of a document which is subject to an attorney-client privilege, would compromise the right of the disclosing party to claim that privilege. The parties will use all reasonable efforts to obtain waivers of any such restriction (other than the attorney client privilege) and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

                  (b) All information furnished by the parties hereto previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the Merger contemplated hereby, shall be kept confidential and shall be treated as the sole property of the party delivering the information until consummation of the Merger contemplated hereby and, if such Merger shall not occur, each party and each party's Representatives shall return to the other party all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall keep confidential all such information, and shall not directly or indirectly use such information for any competitive or commercial purposes or any other purpose not expressing permitted hereby.

                           (i)   Each   party    hereto    shall    inform   its
Representatives of the terms of this Section 5.2.

                           (ii)   Any   breach   of  this   Section   5.2  by  a
Representative of a party hereto shall conclusively be deemed to be a breach thereof by such party.

                           (iii)  In the  event  that  the  Merger  contemplated
hereby does not occur or this Agreement is terminated, all documents, notes and other writings prepared by a party hereto or its Representatives based on information furnished by the other party, and all other documents and records obtained from another party hereto in connection herewith, shall be promptly destroyed. The obligation to keep such information confidential shall continue for 30 months from the date the proposed Merger is abandoned but shall not apply to

                                    (1) any information which:

                                             (A)   the   party   receiving   the
information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the other party;

                                             (B) was then generally known to the
public other than as a result of a disclosure by any party hereto or its Representative;

                                             (C)  became  known  to  the  public
through no fault of the party receiving such information; or

                                             (D)  was  disclosed  to  the  party
receiving such information by a third party not bound by an obligation of confidentiality; or

                                    (2)   disclosures   pursuant   to  a  legal,
regulatory or examination requirement or in accordance with an order of a court of competent jurisdiction, provided that in the event of any disclosure required by this clause (2), the disclosing party will give reasonable prior written notice of such disclosure to the other parties and shall not disclose any such information without an opinion of counsel supporting its position that such information must be disclosed.

                  (c) In addition to all other remedies that may be available to any party hereto in connection with a breach by any other party hereto of its or its Representative's obligations under this Section 5.2, each party hereto shall be entitled to specific performance and injunctive and other equitable relief with respect to this Section 5.2. Each party hereto waives, and agrees to use all reasonable efforts to cause its Representatives to waive, any requirement to secure or post a bond in connection with any such relief.

         5.3 Board Representation. Following the consummation of the Merger, the respective boards of directors of TechSys and the Surviving Company will consist of seven directors, of which four will be nominated by the board of directors of the Company prior to the Effective Time (of which no less than one director will be independent, as defined in NASD Rule 4200) and three will be nominated by the board of directors of TechSys prior to the Effective Time (of which no less than one will be independent, as defined in NASD Rule 4200), until such time as TechSys is no longer qualified as a "Small Business Issuer," as such term is defined by Rule 405 of the Securities Act, at which time the board of directors of TechSys shall select an additional independent director, as defined in NASD Rule 4200, to serve on such board.

         5.4 Post-Merger Officers of TechSys. At the first meeting of the board of directors of TechSys that occurs after the Effective Time:

                  (a) The following persons shall be elected to the following offices:

                           (i)  Malcolm  Bricklin  and Alvin S.  Trenk  shall be
elected to serve as Co-Chairmen of the board of directors of TechSys and Co-Chief Executive Officers of TechSys;

                           (ii)  Steven L.  Trenk  shall be  elected to serve as
President and Chief Operating Officer of TechSys;

                           (iii)  Richard  Janowski,  directly  or by an  entity
owned by Richard Janowski, shall be elected to serve as an officer of SOFC Energy, Inc., which shall be an operating Subsidiary of TechSys after the Effective Time; and

                           (iv) Rick Moore,  directly  or by an entity  owned by
Rick Moore, shall be elected to serve as an officer of SOFC Energy, Inc., which shall be an operating Subsidiary of TechSys after the Effective Time.

                  (b)  The  pre-Merger  principals  of  the  Company  listed  on
Schedule 5.4(b) shall each be named as eligible key employees under the TechSys 2000 Incentive Compensation Plan.

         5.5 Modification of Certain Warrants. The warrants to purchase an aggregate of 1,350,000 shares of TechSys held by each of Alvin S. Trenk, Steven
L. Trenk and Martin G. Jacobs, M.D., respectively, which were approved by the stockholders of TechSys on August 16, 2001, shall be modified to be in substantially the form of Exhibit A annexed hereto.

         5.6 Grant of Certain Warrants. At the Effective Time, TechSys shall grant to the individuals set forth on Schedule 5.6 fully vested warrants, substantially in the form of Exhibit A annexed hereto, to purchase an aggregate of 1,350,000 shares of TechSys Common Stock, at an exercise price of $3.00 per share.

         5.7 Exclusivity. Until September 30, 2001 (or the prior termination of this Agreement), the Company will not and will cause its Affiliates, representatives and agents not to (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of the Company (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing, unless such solicitation, initiation, encouragement, participation or facilitation is effected jointly with TechSys. The Company agrees to notify Purchasers immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

         5.8 Representations and Warranties of Certain Stockholders of the Company. The Company shall secure and deliver to TechSys at or prior to Closing executed representations and warranties of the stockholders of the Company set forth on Schedule 5.8, in substantially the form of Exhibit B attached hereto (the "Company Stockholder Representations"), which are required for the issuance of an Opinion of Counsel regarding the tax status of the Merger which shall be filed with the SEC in connection with the Registration Statement.

         5.9 Employment Agreements. At Closing, (i) Malcolm Bricklin and TechSys shall enter into an employment agreement substantially in the form of Exhibit C annexed hereto, and (ii) each of Richard Janowski and Rick Moore, respectively, shall enter into separate employment agreements with TechSys substantially in the form of Exhibit D annexed hereto. The existing employment agreements by and between TechSys and Alvin S. Trenk and TechSys and Steven L. Trenk, respectively, shall remain in full force and effect and shall be unaffected by the consummation of the Merger and all other transactions contemplated by this Agreement.

         5.10 Business Office. The post-Merger business office of TechSys shall be located at 147 Columbia Turnpike, Florham Park, New Jersey.

         5.11 TechSys  Options.  At the  Effective  Time,  the key  employees of
TechSys set forth on Schedule 5.11 shall be granted options to purchase an aggregate of 2,550,304 shares of TechSys Common Stock (the "TechSys Options"), to be allocated to such key employees as set forth on Schedule 5.11, to be granted as set forth on Schedule 5.11.

         5.12 Company Stockholder Representation Letter. On or prior to Closing, the Company shall deliver to TechSys a representation letter, substantially in the form of Exhibit E annexed hereto, executed by each of the stockholders of the Company set forth on Schedule 5.12, which acknowledges each such stockholder's understanding of such stockholder's responsibilities under, and restrictions on transfer of shares imposed by, Rule 144 of the Securities Act and Section 16 of the Exchange Act with respect to the shares of TechSys Common Stock acquired by such stockholder pursuant to this Agreement (the "Company Stockholder Representation Letter").

         5.13 Division or Combination of TechSys Common Stock. TechSys shall not divide or combine the TechSys Common Stock prior to the Effective Time, except as set forth in, and in accordance with, Section 1.4(c)(i).

         5.14 Cancellation of Company Derivative Securities. The Company shall take such action as is necessary to terminate all Company Derivative Securities (as defined in Section 1.4(c)(iv)), other than such warrants set forth on
Schedule 1.4(c)(iv), at the Effective Time.

         5.15 Offer by the Company.

                  (a) Prior to the submission of the Proxy Statement/Prospectus to the stockholders of the Company, the Company and TechSys shall determine whether any offer (an "Offer") to stockholders of the Company is necessary with respect to any stock redemptions and, if such redemptions shall be made, the Company shall have completed all payments, if any, due to such stockholders of the Company pursuant to such Offer. Any Offer shall be made in accordance with
Schedule 5.15.

                  (b) In connection with any transfer or proposed transfer of securities of the Company (other than as provided in this Agreement), the Company shall disclose to any proposed transferee that the Company is considering making an Offer.

         5.16 Increase in Authorized Shares of TechSys. TechSys shall submit to its stockholders at the next meeting of the stockholders of TechSys a proposal to amend the Certificate of Incorporation of TechSys to increase the number of shares of TechSys Common Stock that TechSys is authorized to issue to 100,000,000 shares and to increase the number of shares of TechSys Preferred Stock that TechSys is authorized to issue to 10,000,000 shares.

         5.17 Conduct of the Business of the Company. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each Subsidiary of the Company to, conduct their respective businesses only in the ordinary course and consistent with prudent business practice, except for transactions permitted hereunder or with the prior written consent of TechSys, which consent will not be unreasonably withheld. The Company and each of its Subsidiaries shall use its reasonable best efforts to:

                  (a) preserve its business organization and that of each Subsidiary intact;

                  (b) keep available to itself and each Subsidiary of the Company the present services of their respective employees; and

                  (c) preserve for itself and TechSys the goodwill of its customers and those of the Subsidiaries of the Company and others with whom business relationships exist.

         5.18 Negative Covenants.

                  (a) Company Negative Covenants. From the date hereof to the Effective Time, except as otherwise approved by TechSys in writing, or as permitted or required by this Agreement, neither the Company nor any Subsidiary of the Company will:

                           (i)  change  any  provision  of  its  Certificate  of
Incorporation or any similar governing documents;

                           (ii) change any provision of its By-Laws  without the
consent of TechSys which consent shall not be unreasonably withheld;

                           (iii)  change the number of shares of its  authorized
or issued capital stock (except to increase its issued and outstanding shares of common stock of the Company to 96,556,750 shares) or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to its authorized or issued capital stock, or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend, or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

                           (iv) grant any  severance or  termination  pay to, or
enter into or amend any employment or severance agreement with, any of its directors, officers or employees; adopt any new employee benefit plan or arrangement of any type; or award any increase in compensation or benefits to its directors, officers or employees;

                           (v) sell or  dispose  of any  substantial  amount  of
assets or voluntarily incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies or in response to substantial financial demands upon the business of the Company or any Subsidiary of the Company;

                           (vi)  make  any  capital   expenditures   other  than
pursuant to binding commitments existing on the date hereof, expenditures necessary to maintain existing assets in good repair and expenditures described in business plans or budgets previously furnished to TechSys.

                           (vii) file any applications or make any contract with
respect to branching or site location or relocation;

                           (viii)  agree to  acquire  in any  manner  whatsoever
(other than to realize upon collateral for a defaulted loan) any business or entity or make any new investments in securities without the prior written consent of TechSys;

                           (ix)  make  any  material  change  in its  accounting
methods or practices, other than changes required in accordance with generally accepted accounting principles or regulatory authorities;

                           (x) take any action  that would  result in any of its
representations and warranties contained in Article IV of this Agreement not being true and correct in any material respect at the Effective Time or that would cause any of its conditions to Closing not to be satisfied;

                           (xi) purchase any shares of TechSys Common Stock; or

                           (xii) agree to do any of the foregoing.

                  (b) TechSys Negative Covenants. From the date hereof to the Effective Time, except as otherwise approved by the Company in writing, or as permitted or required by this Agreement, neither TechSys nor any Subsidiary of TechSys will:

                           (i)  change  any  provision  of  its  Certificate  of
Incorporation or any similar governing documents;

                           (ii) change any provision of its By-Laws  without the
consent of the Company, which consent shall not be unreasonably withheld;

                           (iii)  change the number of shares of its  authorized
or issued capital stock or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to its authorized or issued capital stock, or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend, or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

                           (iv) grant any  severance or  termination  pay to, or
enter into or amend any employment or severance agreement with, any of its directors, officers or employees; adopt any new employee benefit plan or arrangement of any type, or award any increase in compensation or benefits to its directors, officers or employees;

                           (v) sell or  dispose  of any  substantial  amount  of
assets or voluntarily incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies or in response to substantial financial demands upon the business of TechSys or any Subsidiary of TechSys;

                           (vi)  make  any  capital   expenditures   other  than
pursuant to binding commitments existing on the date hereof, expenditures necessary to maintain existing assets in good repair and expenditures described in business plans or budgets previously furnished to the Company.

                           (vii) file any applications or make any contract with
respect to branching or site location or relocation;

                           (viii)  agree to  acquire  in any  manner  whatsoever
(other than to realize upon collateral for a defaulted loan) any business or entity or make any new investments in securities without the prior written consent of the Company;

                           (ix)  make  any  material  change  in its  accounting
methods or practices, other than changes required in accordance with generally accepted accounting principles or regulatory authorities;

                           (x) take any action  that would  result in any of its
representations and warranties contained in Article III of this Agreement not being true and correct in any material respect at the Effective Time or that would cause any of its conditions to Closing not to be satisfied;

                           (xi) purchase any shares of the Company Common Stock;
or

                           (xii) agree to do any of the foregoing.

         5.19 No Solicitation.

                  (a) So long as this Agreement remains in effect, neither the Company nor any Subsidiary of the Company shall, unless effected jointly with TechSys, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than TechSys) concerning any merger or sale of shares of capital stock or sale of substantial assets or liabilities not in the ordinary course of business, or similar transactions involving the Company or any Subsidiary of the Company.

                  (b) So long as this Agreement remains in effect, neither TechSys nor any Subsidiary of TechSys shall, unless effected jointly with the Company, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than the Company) concerning any merger or sale of shares of capital stock or sale of substantial assets or liabilities not in the ordinary course of business, or similar transactions involving TechSys or any Subsidiary of TechSys.

         5.20 Further Assurances.

                  (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using its reasonable best efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto if the Merger is not consummated.

                  (b) TechSys agrees that from the date hereof to the Effective Time, except as otherwise approved by the Company in writing or as permitted or required by this Agreement, TechSys will use reasonable business efforts to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships, and TechSys will not, nor will it permit any Subsidiary of TechSys to, take any action: (i) that would result in any of its representations and warranties contained in Article III of this Agreement not being true and correct in any material respect at, or prior to, the Effective Time, or (ii) that would cause any of its conditions to Closing not to be satisfied, or (iii) that would constitute a breach or default of its obligations under this Agreement.

         5.21 Disbursements by TechSys. TechSys shall not make any disbursements out of the TechSys Cash other than in the ordinary course of the business of TechSys without obtaining the prior written consent of the Company prior to making such disbursement.

         5.22 Disbursements by the Company. After the date hereof and no later than one day prior to the Closing Date, the Company shall increase the Company's cash by raising no less than $3,000,000 (the "Additional Company Cash"). From the date hereof until the Effective Time, the Company shall not disburse more than (a) such amounts as are necessary to repay the Company's outstanding obligation to Holding Capital Management, L.L.C. ("HCM") in the principal amount of $500,000, and interest thereon, (b) such amounts expended by the Company in connection with the Offer, and (c) any additional amounts other than in the ordinary course of the operation of the Company's business, and no more than $5,000 on any one item without obtaining the prior written consent of TechSys; provided, that, no disbursements shall be made under the Company's agreement with Wise Capital.com, which shall be terminated on or before one day prior to Closing.

         5.23 Termination of Certain Relationships by the Company Prior to Closing.

                  (a) The Company shall terminate all agreements and all other arrangements, written or otherwise, with Wise Capital.com on or before one day prior to Closing;

                  (b) The Company shall terminate all agreements and all other arrangements, written or otherwise, with HCM, other than the warrants set forth on Schedule 4.7 (the "HCM Warrants"), on or before one day prior to Closing; provided, that, the Company shall, no later than one day prior to Closing, obtain the written consent of HCM to exchange the HCM Warrants for warrants convertible into TechSys Common Stock, which shall be issued by TechSys after Closing and shall be exercisable at such a price and for such number of shares as adjusted in accordance with the Exchange Ratio and the share division or stock dividend referred to in Section 1.4(c)(i).

         5.24 Feldhammer Capital Warrants. The Company shall, no later than one day prior to Closing, obtain the written consent of Feldhammer Capital to exchange all warrants convertible into Capital Stock of the Company held by Feldhammer Capital for warrants convertible into TechSys Common Stock, as adjusted in accordance with the Exchange Ratio, equal in value to no less than 7% of the TechSys Cash at the Effective Time.

         5.25 Limitation on Outstanding Shares of Capital Stock of the Company. At the Effective Time, no more than an aggregate of 99,900,000 shares of the Capital Stock of the Company shall be outstanding (or issuable upon the exercise of options or warrants convertible into shares of Capital Stock of the Company).

         5.26 Ownership of Subsidiaries of the Company. From the date of this Agreement until the Effective Time, the Company shall at all times own no less than 60% of the equity and voting power of each Subsidiary of the Company.

         5.27 Grant of Additional TechSys Options. At or before the Effective Time, TechSys shall grant options to purchase no more than an aggregate of 150,000 shares of TechSys Common Stock to the individuals set forth on Schedule 5.27.

                                   ARTICLE VI

                                   CONDITIONS

         6.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment, at or prior to the Effective Time, of the following conditions:

                  (a) The Merger shall have been approved and adopted by the requisite vote of the holders of the TechSys Common Stock, the holders of the Newco Common Stock and by the requisite vote of the holders of the Company's Capital Stock.

                  (b) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect.

                  (c) Lazar's agreements to consent to the transactions contemplated by this Agreement, to terminate options to purchase shares of TechSys Common Stock held by Lazar, and to consent to the termination of the respective agreements between Lazar and TechSys relating to shares of TechSys Common Stock and options to purchase shares of TechSys Common Stock and between Lazar and the Company relating to finders fees and stockholder relations shall be delivered immediately prior to, or at, the Effective Time, or, if not so delivered, the Company and TechSys shall have determined that the options to purchase shares of TechSys Common Stock held by Lazar and the respective agreements between Lazar and TechSys relating to shares of TechSys Common Stock and options to purchase shares of TechSys Common Stock and between Lazar and the Company relating to finders fees and stockholder relations are void, and that the Company and TechSys have agreed to assert defenses to the enforcement thereof.

                  (d) Notwithstanding the definition of "change of control" set forth in Section 1.5 of the First Amended and Restated Employment Agreement, dated as of December 31, 1997, by and between Continental Choice Care, Inc. and Steven L. Trenk, Steven L. Trenk shall have agreed to waive his rights upon a "change of control" under such Employment Agreement with respect to this transaction (but not with respect to any future transaction).

                  (e) Each of TechTron, the shareholders of TechTron, Malcolm Bricklin, Richard Janowski and Rick Moore shall have entered into a Stockholders Agreement, substantially in the form of Exhibit F annexed hereto (the "Stockholders Agreement").

                  (f) In the event that the Parties are required to file Pre-Merger Notification with the FTC, the Parties shall have received written approval of the Merger from the FTC.

         6.2 Conditions to Obligations of the Company to Effect the Merger. The obligations of the Company to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the additional following conditions:

                  (a) Each representation and warranty set forth in Article III shall be true and correct in all material respects as of the Closing.

                  (b) Purchasers shall have performed in all material respects each covenant or other obligation required to be performed by them pursuant to the Transaction Documents prior to the Closing.

                  (c) The consummation of the transactions contemplated by the Transaction Documents shall not be prohibited by any Legal Requirement or subject the Company to any penalty or liability arising under any Legal Requirement or imposed by any Government Entity.

                  (d) No action, suit or proceeding shall be pending or threatened before any Government Entity the result of which could prevent or prohibit the consummation of any transaction pursuant to the Transaction Documents, cause any such transaction to be rescinded following such consummation or adversely affect Purchasers performance of their obligations pursuant to the Transaction Documents, and no judgment, order, decree, stipulation, injunction or charge having any such effect shall exists.

                  (e) All filings, notices, licenses, consents, authorizations, accreditation, waivers, approvals and the like of, to or with any Government Entity or any other Person that are required for the Purchasers to consummate the Merger or any other transaction contemplated by the Transaction Documents or to own the Company Shares or to conduct the Business thereafter (the "Purchasers' Consents") shall have been duly made or obtained.

                  (f) TechSys shall have delivered to the Company a Certificate dated the Closing Date, signed by the President of TechSys stating that the conditions set forth in Section 6.2 (a) through (e) have been satisfied.

                  (g) TechSys shall have delivered to the Company a copy of the resolutions duly adopted by TechSys' board of directors authorizing TechSys' execution, delivery and performance of the Transaction Documents to which TechSys is a party and the consummation of the Merger and all other transactions contemplated by the Transaction Documents, as in effect as of the Closing, certified by an officer of TechSys.

                  (h) TechSys shall have delivered to the Company a copy of the resolutions duly adopted by Newco's board of directors authorizing Newco's execution, delivery and performance of the Transaction Documents to which Newco is a party and the consummation of the Merger and all other transactions contemplated by the Transaction Documents, as in effect as of the Closing, certified by an officer of Newco.

                  (i) TechSys shall have delivered to the Company a copy of the resolutions duly adopted by TechSys as the stockholder of Newco approving the Merger and this Agreement, certified by an officer of Newco.

                  (j) TechSys shall have delivered to the Company a certificate (dated not less than five business days prior to the Closing) of the Treasurer of the State of New Jersey as to the good standing of TechSys and Newco in New Jersey.

                  (k) TechSys shall have delivered to the Company copies of the Purchasers' Consents.

                  (l) TechSys shall have delivered to the Company such other documents relating to the transactions contemplated by the Transaction Documents to be consummated at the Closing as the Company may reasonably request.

                  (m) TechSys shall have delivered to the Company written resignations from each director and officer of TechSys set forth on Schedule 6.2(m) from such directorships and offices, to take effect as of the Closing.

                  (n) The TechSys Shares, prior to their issuance pursuant to this Agreement, will be listed on The Nasdaq SmallCap Market.

                  (o) The TechSys Cash shall not have been reduced by disbursements made out of the ordinary course of the business of TechSys, unless such disbursements were made after receipt by TechSys of the consent of the Company to make such disbursement.

                  (p) The Company shall have received an Opinion of Counsel as to the tax free status of the Merger.

         6.3 Conditions to Obligations of TechSys to Effect the Merger. The obligations of TechSys to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the additional following conditions.

                  (a) Each of Malcolm Bricklin, Richard Janowski and Rick Moore shall have executed employment agreements with TechSys, as provided in Section 5.9.

                  (b) The Company shall have terminated the Company's agreement with Wise Capital.com and shall have made no payments thereunder after the date hereof.

                  (c) The Company shall have raised the Additional Company Cash during the period commencing on the date hereof and ending no later than one day prior to the Closing Date, and, from the date upon which the Company raised such Additional Company Cash until the Effective Time, the Company shall not have disbursed more than (i) such amounts as were necessary to repay the Company's obligation to HCM in the principal amount of $500,000, and interest thereon,
(ii) such  amounts  expended by the Company in  connection  with the Offer,  and
(iii) any additional amounts other than in the ordinary course of the operation of the Company's business, and shall not have disbursed more than $5,000 on any one item without obtaining the prior written consent of TechSys. The Company shall not have made any disbursements under the Company's agreement with Wise Capital.com, which shall be have been terminated on or before one day prior to Closing.

                  (d) The Company shall have delivered the Company Stockholder Representations (as defined in Section 5.8 hereof), duly executed by each of the stockholders of the Company set forth on Schedule 5.8.

                  (e) The Company shall have delivered the Company Stockholder Representation Letter (as defined in Section 5.12 hereof), duly executed by all of the stockholders of the Company set forth on Schedule 5.12.

                  (f) Each representation and warranty set forth in Article IV shall be true and correct in all material respects as of the Closing, and the Audited Financial Statements shall present fairly in all material respects the consolidated financial condition of the Company as of the dates of such statements and the results of operation for such periods, shall be accurate and complete, shall be consistent with the books and records of the Company (which, in turn, are, and shall be, accurate and complete) and shall be prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby except as noted therein.

                  (g) The Company and each Subsidiary of the Company shall have performed in all material respects each covenant or other obligation required to be performed by them pursuant to the Transaction Documents prior to the Closing.

                  (h) The consummation of the transactions contemplated by the Transaction Documents shall not be prohibited by any Legal Requirement or subject Purchasers, any of the Company Shares or any of the Assets of the Company to any penalty or liability arising under any Legal Requirement or imposed by any Government Entity.

                  (i) No action, suit or proceeding shall pending or threatened before any Government Entity the result of which could prevent or prohibit the consummation of any transaction pursuant to the Transaction Documents, cause any such transaction to be rescinded following such consummation or adversely affect Purchasers' right to conduct the Business or the Company's performance of its obligations pursuant to the Transaction Documents, and no judgment, order, decree, stipulation, injunction or charge having any such effect shall exist.

                  (j) All filings, notices, licenses, consents, authorizations, accreditation, waivers, approvals and the like of, to or with any Government Entity or any other Person that are required for the Company to consummate the Merger or any other transaction contemplated by the Transaction Documents or to own and transfer the Company Shares or permit the conduct of the Business by Purchasers thereafter (the "Company's Consents") shall have been duly made or obtained.

                  (k) The Company shall have delivered to Purchasers a Certificate, dated the Closing Date, signed by the President of the Company stating that the conditions set forth in Sections 6.3(e) through (j) have been satisfied.

                  (l) The Company shall have delivered to Purchasers a copy of the resolutions duly adopted by the Company's board of directors authorizing the Company's execution, delivery and performance of the Transaction Documents to which the Company is a party and the consummation of the Merger and all other transactions contemplated by the Transaction Documents, as in effect as of the Closing, certified by an officer of the Company;

                  (m) The Company shall have delivered to Purchasers a certificate (dated not less than five business days prior to the Closing) of the Secretary of State of the State of Nevada as to the good standing of the Company in Nevada.

                  (n) The Company shall have delivered to Purchasers the Books and Records;

                  (o) The Company shall have delivered to Purchasers copies of the Company Consents.

                  (p) The Company shall have delivered to Purchasers such other documents relating to the transactions contemplated by the Transaction Documents as Purchasers reasonably request.

                  (q) The Company shall have delivered to Purchasers written resignations from each director and officer of the Company set forth on Schedule 6.3(q) from such directorships and offices, to take effect as of the Closing.

                  (r) In the event that the board of directors of TechSys determines, in its sole discretion, to pursue an opinion of an investment banker or financial advisor that the Merger is fair to the stockholders of TechSys from a financial point of view, the board of directors of TechSys shall have received such opinion from the investment banker or financial advisor prior to Closing.

                  (s) The Company shall have terminated all agreements and all other arrangements, written or otherwise, with HCM, other than the HCM Warrants, and shall have obtained and delivered to TechSys the written consent of HCM to exchange the HCM Warrants for warrants convertible into TechSys Common Stock.

                  (t) The Company shall have obtained and delivered to TechSys the written consent of Feldhammer Capital to exchange all warrants convertible into Capital Stock of the Company held by Feldhammer Capital for warrants convertible into TechSys Common Stock.

                  (u) No more than an aggregate of 99,900,000 shares of the Capital Stock of the Company shall be outstanding (or issuable upon the exercise of options or warrants convertible into shares of Capital Stock of the Company).

                  (v) The Company shall own no less than 52% of the equity and voting power of each Subsidiary of the Company.

                  (w) The Company shall have taken all action necessary so that all Company Derivative Securities, other than such warrants set forth on
Schedule 1.4(c)(iv), will be canceled at the Effective Time.

                  (x) TechSys shall have received an Opinion of Counsel as to the tax free status of the Merger.


                                   ARTICLE VII


                [THIS ARTICLE HAD BEEN INTENTIONALLY LEFT BLANK]



                                  ARTICLE VIII

                                   TERMINATION

         8.1 Events of Termination. This Agreement may be terminated at any time
prior  to  the  Effective  Time,   whether  before  or  after  approval  by  the
stockholders of TechSys and the Company,

                  (a) by mutual consent of the Boards of Directors of TechSys and the Company;

                  (b) by either TechSys or the Company if the Merger shall not have been consummated on or before October 31, 2001, provided the terminating party is not otherwise in material breach of its obligations under this Agreement;

                  (c) by either TechSys or the Company for any reason prior to the expiration of the Due Diligence Review Period.

                  (d) by either TechSys or the Company if this Agreement is not approved at the 2001 annual meeting of the stockholders of TechSys or at such other meeting of the stockholders of TechSys held prior to September 15, 2001;

                  (e) by either TechSys or the Company in the event of (i) a breach by the other party of any representation or warranty contained herein, which breach has not been cured within 10 days after the giving of written notice to the breaching party of such breach and which breach, individually or in the aggregate when combined with other such breaches, would cause the conditions set forth in Section 6.2 or 6.3, as the case may be, not to be met if the date of the action described above were the date of the Closing or (ii) a material breach by the other party of any of the covenants or agreements contained herein, which breach has not been cured within 30 days after the giving of written notice to the breaching party of such breach;

                  (f) by TechSys if any of the conditions  specified in Sections
6.1 and 6.2 have not been met or waived by TechSys at such time as such conditions can no longer be satisfied; and

                  (g) by the Company if any of the conditions specified in Sections 6.1 and 6.3 have not been met or waived by the Company at such time as such conditions can no longer be satisfied.

         8.2      Effect of Termination.

         In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement, except for the provisions of Article VII and Article VIII, shall become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders. Notwithstanding the foregoing, nothing in this Section 8.2 shall relieve any Party of liability for a material breach of any provision of this Agreement and provided, further, however, that if it shall be judicially determined that termination of this Agreement was caused by an intentional breach of this Agreement, then, in addition to other remedies at law or equity for breach of this Agreement, the party so found to have intentionally breached this Agreement shall indemnify and hold harmless the other Parties for their respective out-of-pocket costs, fees and expenses of their counsel, accountants, financial advisors and other experts and advisors as well as fees and expenses incident to negotiation, preparation and execution of this Agreement and related documentation and stockholders' meetings and consents.

         8.3 Remedies on Termination After Expiration of Due Diligence Review Period.

                  (a) In  the  event  that,  after  the  expiration  of the  Due
Diligence Review Period, the Company terminates this Agreement for any reason other than as set forth in Section 8.1, the Company shall bear the legal, accounting and investment banking/financial advisor costs and expenses (collectively, "Professional Expenses") incurred by TechSys in connection with the negotiation and preparation of this Agreement and the transactions contemplated hereby, in an aggregate maximum amount not to exceed $250,000.

                  (b) In the event that, after the expiration of the Due Diligence Review Period, TechSys terminates this Agreement for any reason other than as set forth in Section 8.1, TechSys shall bear the Professional Expenses incurred by the Company in connection with the negotiation and preparation of this Agreement and the transactions contemplated hereby, in an aggregate maximum amount not to exceed $150,000.


                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 Rights and Remedies. No course of dealing between the Parties or failure or delay in exercising any right, remedy, power or privilege (each, a "right") pursuant to this Agreement will operate as a waiver of any rights of any Party, nor will any single or partial exercise of any right under this Agreement preclude any other or further exercise of such right or the exercise of any other right. Except as expressly set forth herein, the rights provided pursuant to this Agreement are cumulative and not exhaustive of any other rights which may be provided by law.

         9.2 Waivers, Amendments to be in Writing. No waiver, amendment, modification or supplement of this Agreement will be binding upon a Party unless such waiver, amendment, modification or supplement is set forth in writing and is executed by such Party.

         9.3 Successors and Assigns. Except as otherwise expressly provided in this Agreement, all covenants and agreements set forth in this Agreement by or on behalf of the Company and TechSys will bind and inure to the benefit of the respective successors and assigns of the Company and TechSys, whether so expressed or not, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by the Company without the prior written consent of TechSys.

         9.4 Governing Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of New Jersey, without giving effect to any choice of law or conflict rule of any jurisdiction that would cause the laws of any other jurisdiction to be applied. In furtherance of the foregoing, the internal law of the State of New Jersey will control the interpretation and construction of this Agreement, even if under any choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

         9.5 Jurisdiction. Each of the Parties hereby (i) irrevocably submits to the jurisdiction of the state courts of, and the federal courts located in, the State of New Jersey in any action or proceeding arising out of or relating to, this Agreement, (ii) waives, and agrees to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court.

         9.6 Notices.

                  (a) All demands, notices, communications and reports ("Notices") provided for in this Agreement will be in writing and will be either personally delivered, mailed by first class mail (postage prepaid) or sent by reputable overnight courier service (delivery charges prepaid) to any Party at the address specified below, or at such address, to the attention of such other Person, and with such other copy, as the recipient party has specified by prior written Notice to the sending Party pursuant to the provisions of this Section 9.6.

         If to the Company:

                  276 Belmont Place
                  Mahwah, New Jersey 07430
                  Attention:  President
                  Facsimile Number:

         with a copy, which will not constitute notice to the Company or the Surviving Company (prior to the Closing), to:

                  Warnicke & Littler, P.L.C.
                  1411 North Third Street
                  Phoenix, Arizona 85004-1612
                  Attention: Ronald E. Warnicke
                  Facsimile Number:  (602) 256-0345

         If to Purchasers:

                  On or After April 25, 2001:
                  TechSys, Inc.
                  147 Columbia Turnpike
                  Florham Park, New Jersey 07932
                  Attention:  President
                  Facsimile Number:  (973) 236-1777

                  Prior to April 25, 2001:
                  TechSys, Inc.
                  44 Aspen Drive
                  Livingston, New Jersey  07039
                  Attention:  President
                  Facsimile Number:  (973) 422-1221

         with a copy, which will not constitute notice to TechSys, Newco or the Company (following the Closing), to:

                  Pitney, Hardin, Kipp & Szuch LLP
                  200 Campus Drive
                  P.O. Box 1945
                  Morristown, New Jersey  07962-1945
                  Attention:  Joseph Lunin
                  Facsimile Number:  (973) 966-1550

                  (b) Any such notice will be deemed to have been given when delivered personally, on the third business day after deposit in the U.S. mail or on the business day after deposit with a reputable overnight courier service, as the case may be.

         9.7 Severability of Provisions. If any provision of this Agreement is held to be invalid for any reason whatsoever, then such provision will be deemed severable from the remaining provisions of this Agreement and will in no way affect the validity or enforceability of any other provision of this Agreement.

         9.8 Schedules. The Schedules constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

         9.9 Counterparts. The Parties may execute this Agreement in separate counterparts (no one of which need contain the signatures of all Parties), each of which will be an original and all of which together will constitute one and the same instrument.

         9.10 No Third-Party Beneficiaries. Except as otherwise expressly provided in this Agreement, no Person which is not a Party will have any right or obligation pursuant to this Agreement.

         9.11 Headings. The headings used in this Agreement are for the purpose of reference only and will not affect the meaning or interpretation of any provision of this Agreement.

         9.12 Merger and Integration. Except as otherwise provided in this Agreement, this Agreement sets forth the entire understanding of the Parties relating to the subject matter hereof, and all prior understandings, whether written or oral, are superseded by this Agreement.

         9.13 Transaction Expenses. The Company (for itself and for the Company) and TechSys, whether or not the Merger is consummated, shall bear their own legal and other fees and expenses with respect to the Merger.

         9.14 Further Assurances. From and after the Closing, the Company will, and will cause their Affiliates to, execute all documents and take any other action which it is reasonably requested to execute or take to further effectuate the transactions contemplated by the Transaction Documents.

         9.15 Announcements. TechSys and the Company shall cooperate with each other in the development and distribution of all news releases and other public filings and disclosures with respect to this Agreement or the Merger transactions contemplated hereby, and TechSys and the Company agree that unless approved mutually by them in advance, neither TechSys nor the Company, directly or indirectly, will issue any press release or written statement for general circulation relating primarily to the transactions contemplated hereby, except as may be otherwise required by law or regulation upon the advice of counsel.

         9.16 SEC. The Company acknowledges that following the Closing Date certain stockholders of the Company will have obligations to file certain reports pursuant to the Exchange Act.




                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

                                   FUEL CELL COMPANIES, INC.


                                   By: ______________________________
                                        Name:  Malcolm Bricklin
                                        Title:  Chief Executive Officer

                                   TECHSYS, INC.


                                   By:  _____________________________
                                        Name:  Steven L. Trenk
                                        Title:  President

                                   NEWCO TKSS, INC.


                                   By:  _______________________________
                                        Name:  Steven L. Trenk
                                        Title:  President